UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

proxy statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DENTSPLY SIRONA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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2019

Dentsply Sirona

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2019 Annual Meeting of Stockholders of DENTSPLY SIRONA Inc., a Delaware corporation
(the “Company” or “Dentsply Sirona”), will be held:

Date:	Wednesday, May 22, 2019

Time:	8:00 a.m. Eastern Time

Place:	Dentsply Sirona 13320 Ballantyne Corporate Place Charlotte, NC 28277

Record Date:	March 25, 2019

 Items of Business

1.	to elect the ten (10) directors named in the Company’s proxy statement to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2019;

3.	to approve, by non-binding vote, the Company’s executive compensation; and

4.	to transact such other business as may properly come before the meeting.

Voting

Only stockholders of record at the close of business on March 25, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 221 W. Philadelphia Street, York, PA 17401. As a stockholder of record, you are cordially invited to attend the meeting in person.

On or about April 12, 2019, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of the Record Date and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com).

As a stockholder of record as of the Record Date, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please vote in advance of the meeting by using one of the methods described in the proxy statement. Stockholders of record may vote their shares (1) in person at the meeting, (2) by telephone, (3) through the Internet or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice and in the proxy statement. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast.

By Order of the Board of Directors

Keith J. Ebling

Executive Vice President, General Counsel and Secretary

221 West Philadelphia St, Suite 60W

York, Pennsylvania 17401

April 12, 2019

Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly (if you receive your proxy materials by mail), a return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information are also provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

APPENDIX A—Reconciliation of Non-GAAP Information to GAAP Information	A-1

DENTSPLY SIRONA INC. 13320 Ballantyne Corporate Place Charlotte, NC 28277

2019 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROXY STATEMENT

This proxy statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (“Dentsply Sirona,” the “Company,” “we,” “us” or “our”) to be voted at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 12, 2019, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record at the close of business on March 25, 2019 (the “record date”), and our notice of annual meeting, proxy materials, and 2018 Annual Report are first being posted on the website referenced in the Notice (www.proxyvote.com). All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document).

Stockholders as of the record date are invited to attend our Annual Meeting, which will take place on Wednesday, May 22, 2019, beginning at 8:00 a.m., Eastern Time, at Dentsply Sirona, 13320 Ballantyne Corporate Place, Charlotte, NC 28277. Stockholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Eastern Time. Seating will be limited so some in attendance may be required to stand, but all stockholders who attend will be accommodated. The building is accessible to disabled persons, and, upon prior request, we will provide wireless headsets for hearing amplification.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail (if you receive your proxy materials by mail), telephone or the Internet. Specific instructions for voting by telephone or through the Internet are included in the Notice and in this proxy statement. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast. Proxies may also be voted at any adjournment or postponement of the Annual Meeting.

DENTSPLY SIRONA INC. – Proxy Statement     1

2019 PROXY SUMMARY

This summary highlights information contained in this proxy statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire proxy statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	8:00 a.m., Eastern Time, Wednesday, May 22, 2019

Place:	Dentsply Sirona, 13320 Ballantyne Corporate Place, Charlotte, NC 28277

Record Date:	March 25, 2019

Voting:	Stockholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter		Board Recommendation
1.	Election of the ten directors named in this proxy statement	FOR EACH NOMINEE
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2019	FOR
3.	Approval, by non-binding vote, of the Company’s executive compensation	FOR

ELECTION OF DIRECTORS: BOARD NOMINEES

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards
Michael C. Alfano Independent	71	2001	Governance
Eric K. Brandt Independent	56	2004	Governance Chairman of Board Executive	LAM Research Corporation Altaba Inc. The Macerich Company
Donald M. Casey, Jr.	59	2018	Executive
Willie A. Deese Independent	63	2011	HR (Chair)	CDK Global Inc. Public Service Enterprise Group, Inc. G1 Therapeutics, Inc.
Betsy D. Holden Independent	64	2018	HR Executive	The Western Union Company National Retail Properties, Inc.
Arthur D. Kowaloff Independent	72	2016	HR
Harry M. Jansen Kraemer, Jr. Independent	64	2016	Governance (Chair)	Leidos Holdings, Inc.
Gregory T. Lucier Independent	54	N/A	None(1)	NuVasive, Inc. Catalent, Inc.
Francis J. Lunger Independent	73	2005	Audit (Chair) Executive
Leslie F. Varon Independent	62	2018	Audit	Hamilton Lane Inc.

(1)	Upon his election, we anticipate that Mr. Lucier will be appointed to the Audit and Finance Committee.

2    DENTSPLY SIRONA INC. – Proxy Statement

2019 PROXY SUMMARY

BOARD NOMINEES’ AGE AND TENURE

ADVISORY VOTE: INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Although not required, we are asking stockholders to vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2019.

ADVISORY VOTE: APPROVAL OF EXECUTIVE COMPENSATION: NAMED EXECUTIVE OFFICERS

Our named executive officers as of the end of 2018 were:

•	Donald M. Casey, Jr., Chief Executive Officer

•	Nicholas W. Alexos, Executive Vice President & Chief Financial Officer

•	Mark A. Thierer, Former Interim Chief Executive Officer

•	Keith J. Ebling, Executive Vice President, General Counsel and Secretary

•	Markus Boehringer, Senior Vice President, Europe, Middle East and Africa Regional Commercial Organization

•	William E. Newell, Senior Vice President, Chairside Consumables, Endo and Ortho Segment of the Company

•	Dominique P. Legros, Former Senior Vice President, Equipment, Technologies and Healthcare Segment of the Company

We are asking our stockholders to approve on an advisory basis the compensation of our named executive officers. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our named executive officers with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long term. Although stockholder votes on executive compensation are non-binding, the Board and the Human Resources Committee consider the results when reviewing whether any changes should be made to our compensation program and policies.

DENTSPLY SIRONA INC. – Proxy Statement     3

2019 PROXY SUMMARY

KEY ELEMENTS OF OUR COMPENSATION PROGRAM

COMPENSATION COMPONENTS

Component	Description	Purpose/Benefits
Base Annual Salary	Short-term compensation Fixed cash component	Attract and retain quality management Competitive with the market Recognize executive’s level of responsibility and experience in position
Annual Incentive Plan

Short-term compensation

Cash award based on accomplishment of annual financial objectives related to internal sales growth and non-GAAP adjusted pre-tax income as compared to the budget (80%) and strategic objectives (20%)

Motivate and reward performance relative to annual objectives and priorities that are linked to long-term success

Competitive with market to attract and retain executive management

Based on performance of the Company to align with stockholder interest

Equity Incentive Compensation	Long-term compensation Equity incentive awards consisting of: • performance-vesting restricted stock units; • time-vesting restricted stock units; and • time-vesting stock options.	Reward for improving and sustaining long-term performance Align directly with stockholders’ interest Enhancement of long-term stockholder value Retention
Retirement Benefits; Deferred Compensation Benefits; and Benefits Payable Upon Termination and/or a Change-in-Control Event	Basic economic, retirement, termination and change-in-control benefits	Attract and retain quality management Provide basic short and long-term security Support focus on Company’s activities and interest during change-in-control event

4    DENTSPLY SIRONA INC. – Proxy Statement

2019 PROXY SUMMARY

2018 SUMMARY COMPENSATION

(see page 55 for additional detail)

The table below sets forth the 2018 compensation for our named executive officers:

	Base Salary(1)		Bonus(2)	Restricted Stock and Performance Share Awards	Option Awards	Non-Equity Incentive Plan Compensation(3)	All Other	Total
Donald M. Casey, Jr.	$818,562	(4)	$500,000	$7,825,274	$1,823,446	$—	$371,260	$11,338,542
Nicholas W. Alexos	$650,000		$—	$1,317,563	$515,873	$—	$80,746	$2,564,182
Mark A. Thierer(5)	$345,205		$—	$—	$—	$—	$369,231	$714,436
Keith J. Ebling	$680,000		$—	$1,123,807	$441,325	$—	$84,189	$2,329,321
Markus Boehringer	$459,568		$222,275	$426,226	$166,988	$122,277	$118,765	$1,516,099
William E. Newell	$442,776		$205,000	$484,950	$189,407	$79,800	$74,282	$1,476,215
Dominique P. Legros(6)	$512,618		$237,563	$465,025	$181,897	$138,679	$82,978	$1,618,760

(1)	Compensation paid to Messrs. Casey and Thierer reflects the actual salary paid for the portion of the year they served at the Company, which reflects a prorated payment of their annual base salary.

(2)

Bonus amount for Mr. Casey is for a one-time make whole cash payment at the start of his role as Chief Executive Officer. Bonus amounts for Messrs. Boehringer, Newell and Legros are for one-time cash payments related to the transition of Company Executives in 2017.

(3)

Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2018 and 2017 that were paid in cash in 2019 and 2018, respectively. No annual incentive plan award was provided to Messrs. Casey, Alexos, Thierer or Ebling for 2018.

(4)	Actual base salary received in 2018 paid for the portion of the year Mr. Casey served at the Company. Mr. Casey joined the Company in February 2018 as our Chief Executive Officer.

(5)	Mr. Thierer joined the Company in September 2017 as our Interim Chief Executive Officer and served until February 2018 when he was succeeded by Mr. Casey.

(6)	Mr. Legros served as Senior Vice President, Equipment, Technologies and Healthcare Segment until March 2019.

DENTSPLY SIRONA INC. – Proxy Statement     5

ABOUT THE MEETING

Q. Why Did I Receive this Proxy Statement?

Our Board is soliciting your proxy to vote at the meeting because you were a stockholder of our Company as of March 25, 2019, or the “record date,” and are entitled to vote.

This proxy statement summarizes the information you need to know in order to cast a vote at the meeting.

Q. What Am I Voting On?

You are voting on three items:

•	election of directors named in this proxy statement (see page 10);

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2019 (see page 81); and

•	approval, by non-binding vote, of the Company’s executive compensation (see page 83).

Q. How Do I Vote?

Stockholders of record

If you are a stockholder of record, there are four ways to vote:

BY TELEPHONE toll-free 1-800-690-6903*

BY INTERNET www.proxyvote.com*

BY MAIL completing and returning your proxy card

IN PERSON by written ballot at the meeting

*	The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on May 21, 2019.

Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker or by a bank, trustee, or other nominee are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker, bank, trustee, or other nominee. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Q. What Are the Voting Recommendations of the Board of Directors?

Matter	Board Recommendation
Election of the ten directors named in this proxy statement	FOR EACH NOMINEE
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2019	FOR
Approval, by non-binding vote, of the Company’s executive compensation	FOR

If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our Board.

6    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

Q. Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to Donald M. Casey and Keith J. Ebling, or either of them, to vote your shares at their discretion.

Q. Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the record date of March 25, 2019 are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment thereof.

Q. How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the record date.

Q. How Many Votes Can Be Cast By All Stockholders?

On the record date there were 223, 755, 027 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting.

Q. How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding and entitled to vote on the record date, or approximately 111, 877, 514 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote or abstain on any matter, your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or other nominee but your broker, bank, trustee or other nominee has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants, but do not have discretionary authority with respect to the other proposals.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

Q. What Vote Is Required to Approve Each Proposal?

With respect to Item 1, the election of directors, the affirmative vote of a majority of the votes cast is required to elect a director in an uncontested election w when a quorum is present. A “majority of the votes cast” means the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors. Under Delaware law, if an incumbent director-nominee is not elected at the meeting, the director will continue to serve on the Board as a “holdover director.” As required by our bylaws, each director-nominee has submitted an irrevocable conditional letter of resignation which becomes effective if he or she is not elected by a majority of the votes cast by stockholders. If a director- nominee is not elected by a majority of the votes cast, the Corporate Governance and Nominating Committee will consider the director’s conditional resignation and recommend to the Board whether to accept or reject such resignation. The Board will decide whether to accept or reject the resignation and will publicly disclose its decision within 90 days after the date of the certification of the election results.

DENTSPLY SIRONA INC. – Proxy Statement     7

ABOUT THE MEETING

With respect to Items 2 and 3, the affirmative vote of a majority of the votes cast is required for approval, assuming a quorum is present. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants. Brokers do not have discretionary authority with respect to the other proposals. Abstentions and broker non-votes will therefore have no effect on Items 2 and 3.

Q. What is a Broker Non-Vote?

If you are a beneficial owner whose shares are held in “street name” (i.e., of record by a broker, bank, trustee, or other nominee), you must instruct the broker bank, trustee or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank, trustee or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. For the 2019 meeting, your broker does not have discretionary authority to vote on the election of directors or on the advisory vote to approve the executive compensation of our named executive officers (or, “Say-on-Pay” vote), without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q. Can I Change My Vote or Revoke My Proxy?

Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 21, 2019), or send a written notice of revocation to our Corporate Secretary at the address on the cover of this proxy statement. If you attend the meeting and wish to vote in person, you may request that your previously submitted proxy be revoked.

Q. What is the Deadline to Submit a Proposal for the 2020 Annual Meeting?

The Company’s proxy statement for the 2019 Annual Meeting of Stockholders was released on April 12, 2019. Accordingly, stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2020 must be received by the Company no later than December 14, 2019, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be included in the proxy statement and proxy relating to that meeting. See “Other Matters – Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting” for more information regarding procedures for stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders outside of Rule 14a-8.

Q. Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual Report?

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you submit a specific request.

The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by April 12, 2019.

Q. Who Can Attend the Annual Meeting?

Any Dentsply Sirona stockholder as of the close of business on the record date may attend the meeting.

If your shares are held in street name (beneficially held in the name of a broker, bank, trustee or other holder of record), you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

8    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

Please note that if you are a beneficial holder and would like to vote at the meeting in person, you will need to bring a legal proxy from your broker, bank, trustee or other holder of record.

Stockholders must also present a valid form of photo identification, such as a driver’s license, in order to be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the meeting.

Q. How Will My Shares Be Voted if I Submit a Proxy Without Indicating My Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

•	FOR each director nominee named in this proxy statement;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2019; and

•	FOR the approval, by non-binding vote, of the Company’s executive compensation.

Q. What if I participate in the DENTSPLY SIRONA Inc. 401(k) Savings and

Employee Stock Ownership Plan (“ESOP”)?

If you participate in a Company stock fund under the ESOP and had shares of our common stock associated with your account on the record, you will receive an electronic notice unless you opted to receive paper copies of the proxy materials. The electronic notice will contain voting instructions for all shares registered in the same name, whether inside or outside of ESOP. If your accounts inside and outside of the ESOP are not registered in the same name, you will receive a separate electronic notice for the shares associated with your ESOP account.

Shares of common stock in the ESOP will be voted by T. Rowe Price Retirement Plan Services, Inc., as trustee of the ESOP. ESOP participants in a Company stock fund should submit their voting instructions to T. Rowe Price by using the toll-free telephone number or indicating their instructions over the Internet, in each case pursuant to the instructions in the notice provided by T. Rowe Price, or by submitting an executed proxy card. Voting instructions regarding ESOP shares must be received by 11:59 p.m. Eastern Time on Tuesday, May 21, 2019, and all telephone and Internet voting facilities for plan shares will close at that time. You can revoke your voting instructions for shares held in our ESOP prior to such time by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to T. Rowe Price.

All voting instructions from ESOP participants will be kept confidential. If you do not timely submit voting instructions, the shares allocated to you, together with unallocated shares, will be voted in accordance with the instructions of the Company.

DENTSPLY SIRONA INC. – Proxy Statement     9

PROXY ITEM NO. 1:

ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance and Nominating Committee recommended and our Board has nominated ten directors to be elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Michael A. Coleman, who has served on our Board with distinction since 1991, is not standing for election to the Board as he has reached the mandatory retirement age in accordance with the Company’s Corporate Governance Guidelines/Procedures. Additionally, both Thomas Jetter and David K. Beecken, who have each served on our Board with distinction since 2016 and on the Board of Sirona Dental Systems, Inc. since 2010 and since 2006, respectively, are not standing for election to the Board at the Annual Meeting of Stockholders in order to focus on their other ongoing business ventures. Accordingly, each of Mr. Coleman, Mr. Jetter and Mr. Beecken will no longer be serving on our Board following the Annual Meeting of Stockholders on May 22, 2019. The Company is grateful for the many years of service of Mr. Coleman, Mr. Jetter and Mr. Beecken.

Upon the departure of Mr. Coleman, Mr. Jetter and Mr. Beecken, the size of the Board will be reduced from twelve to ten, with Mr. Gregory T. Lucier as a new nominee for election at this year’s Annual Meeting. Mr. Lucier was identified as a potential director candidate by current members of the Board of Directors. Mr. Lucier served as the CEO of NuVasive, Inc. from 2015 to 2018 and currently serves as Chairman of its Board of Directors. Prior to that, Mr. Lucier served as Chairman and Chief Executive Officer of Life Technologies Corporation for eleven years and in various corporate officer positions for GE Healthcare. All other nominees are currently directors of our Company and all nominees have agreed to serve if elected. Unless otherwise specified, all proxies will be voted in favor of each nominee as a director of our Company. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

Included in each director nominee’s biography is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the record date.

Our Board has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will otherwise not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies may be voted for a substitute nominee named by our Board as well as for the remaining nominees. Because this election is not a contested election, directors are elected by a majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes.

Our Board has determined that, in its judgment, with the exception of Mr. Casey, our current CEO, all of the current members of, and nominees for, our Board are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this proxy statement.

Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse gender, race, and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. In 2018, the Company revised its Corporate Governance Guidelines/Policies in order to further emphasize its commitment to a policy of inclusiveness and ensure that the Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, includes candidates with a diversity of ethnicity, race and gender in each pool of candidates from which Board nominees are chosen. The Corporate Governance and Nominating Committee shall actively consider for selection as directors those persons who possess a diversity of experience, gender, race and ethnicity.

For a full discussion on the criteria and process for the nomination of directors, see “Selection of Nominees for the Board of Directors” on page 25.

10    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Michael C. Alfano, D.M.D., Ph.D.
Director since 2001 Age: 71 Board Committees: • Corporate Governance and Nominating Committee Other Public Company Boards: • None

Dr. Alfano is Executive Vice President Emeritus, and Professor and Dean Emeritus at New York University (‘‘NYU’’). Dr. Alfano served as Dean of the College of Dentistry from 1998 to 2006 and as Executive Vice-President of NYU from 2006 to 2013. Beginning in 1982 until 1998 he held a number of positions with Block Drug Company, including Senior Vice President for Research & Technology and President of Block Professional Dental Products Company. He served on the Board of Directors of Block Drug Company, Inc. from 1988 to 1998. Dr. Alfano has served as a member of, or consultant to, various public health organizations, including the National Institutes of Health, the Editorial Board of the American Journal of Dentistry, the Consumer Healthcare Product Association and as the industry representative to the Non-Prescription Drugs Advisory Committee of the FDA from 2001 to 2005. He was a founding director of the Friends of the National Institute for Dental and Craniofacial Research, and he is a founding director of the not-for-profit Santa Fe Group. He was also a Trustee of the New York State Dental Foundation until 2006. From 2010-2015 he served as a director of the not-for-profit Delta Dental of New York Insurance Company. He also served as a Director of the YMCA of Greater New York, the largest YMCA system in the country, from 2010 to 2014. Dr. Alfano has had a distinguished career as a researcher. He served as Professor, Dean of Dentistry and Executive Vice President of New York University for 16 years, and for more than a decade, he was Chief Technology Officer of the Block Drug Company.

Selected Key Qualifications and Experience:

Extensive Knowledge of Dentsply Sirona History and Industry

Dr. Alfano is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Dental Device or Industry Experience

Dr. Alfano is a dentist by training, has experience in publicly traded Block Drug Company Inc., and has held various leadership positions in the field of dentistry, including as an academic and professional.

Research and Development Experience

Dr. Alfano has served as a Professor and Senior Presidential Fellow and an Executive Vice President at the New York University, as well as Dean of its College of Dentistry, where he was in contact with cutting edge research and development.

DENTSPLY SIRONA INC. – Proxy Statement     11

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Eric K. Brandt

Director since 2004

(Non-executive Chairman since 2017)

Age: 56

Board Committees:

•  Corporate Governance and Nominating Committee

•  Executive Committee (Chair)

Other Public Company Boards:

•  Lam Research Corporation

•  Altaba Inc.

•  The Macerich Company

Mr. Brandt has served as Non-Executive Chairman of the Board since September 28, 2017. Mr. Brandt has previously served as Senior Vice President and Chief Financial Officer of Broadcom Corporation, a Fortune 500 high-tech company, from 2007 to 2009 and then as Executive Vice President and Chief Financial Officer with Broadcom from 2010 to 2016. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and 2005 until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group (‘‘BCG’’), and a senior member of the BCG Health Care and Operations practices. He serves on the Board of Directors for LAM Research Corporation as the Chair of its Audit Committee and on the Board of Directors of The Macerich Company as a member of its Compensation Committee. Mr. Brandt also served as a director of Yahoo! Inc. from 2016 to 2017 and currently serves as a director of Altaba Inc., as chairman of its Board of Directors, chairman of its Nominating and Corporate Governance Committee, chairman of its Audit Committee, and as a member of its Compensation Committee.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Brandt has significant business experience, including leadership roles as an executive and board member of public companies.

Public Company Governance Experience

Mr. Brandt serves and has served on boards of directors of several public companies, including as chairman, having obtained valuable experience in public company governance matters.

Business Development Experience

Mr. Brandt’s executive leadership positions and tenure on various boards has given him general business skills, expertise and experience including in business development and corporate strategy development.

12    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Donald M. Casey, Jr.
Director since 2018 Age: 59 Board Committees: • Executive Committee Other Public Company Boards: • None

Mr. Casey served from 2012 through 2018 as the Chief Executive Officer of the Medical Segment of Cardinal Health, a manufacturer and provider of medical products and supply chain services. From 2010 to 2012, Mr. Casey served as Chief Executive Officer of the Gary and Mary West Wireless Health Institute, a non-profit research organization focused on lowering the cost of health care through novel technology solutions. Prior to that, Mr. Casey served from 2007 to 2010 as Worldwide Chairman for Johnson & Johnson’s Comprehensive Care group and as a member of the Executive Committee. Prior to that, from 2003 to 2006, Mr. Casey served as Company Group Chairman with Vistakon, a division of Johnson & Johnson Vision Care, Inc., and from 1985 to 2003, Mr. Casey held various executive positions throughout Johnson & Johnson’s consumer, pharmaceutical and medical device franchises. Mr. Casey also served as a director of West Corporation from 2015 to 2017.

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member

Also serving as the Chief Executive Officer of the company, Mr. Casey possesses a wide range of business and development skills, with significant history of success in large companies.

Medical Device or Industry Experience Mr. Casey has worked over three decades in the global health care field, in various key and executive positions.
Capital Allocation/Deployment Experience Mr. Casey has a deep understanding of growth and management of company assets, and he has a strong record of corporate success and development.

DENTSPLY SIRONA INC. – Proxy Statement     13

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Willie A. Deese
Director since 2011 Age: 63 Board Committees: • Human Resources Committee (Chair) Other Public Company Boards: • CDK Global Inc. • Public Service Enterprise Group, Inc. • G1 Therapeutics, Inc.

Mr. Deese retired from Merck & Co., Inc., a global pharmaceutical company, on June 1, 2016 after serving as Executive Vice President since 2008 and President of the Merck Manufacturing Division since 2005. He was also a member of Merck’s Executive Committee. Mr. Deese originally joined Merck in 2004 as the company’s Senior Vice President of Global Procurement. Formerly, Mr. Deese served as a member of the Board of Trustees of North Carolina A&T State University from 2007 to 2015. In addition, Mr. Deese served as the Chair of the Board of Trustees of North Carolina A&T State University from 2011 to 2013. Previously, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Senior Vice President of Procurement at SmithKlineBeecham.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Deese has significant business experience, including leadership roles as an executive and board member of public companies.
Medical Device or Industry Experience Mr. Deese’s leadership roles have included executive positions in companies involved with regulated medical products.

Manufacturing Experience

In his role as Executive Vice President and President of the Merck Manufacturing Division, Mr. Deese was responsible for the company’s global manufacturing, procurement, and distribution and logistics functions.

14    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Betsy D. Holden
Director since 2018 Age: 63 Board Committees: • Human Resources Committee • Executive Committee Other Public Company Boards: • The Western Union Company • National Retail Properties, Inc.

Ms. Holden has been a Senior Advisor to McKinsey & Company, a global management consulting company, since April 2007, leading strategy, marketing and board effectiveness initiatives for clients in consumer goods, pharma, medical products and financial services. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. From 2001 to 2003, she was Co-Chief Executive Officer of Kraft Foods and from 2000 to 2003, she was Chief Executive Officer of Kraft Foods North America. Additional positions at Kraft included President, Global Marketing and Category Development and Executive Vice President, with oversight of operations, IT, procurement, research and development, and marketing services, as well as multiple business unit President and line management assignments. Under her leadership, Kraft was a food industry leader in sales force excellence, new product successes and marketing and digital innovation. While at Kraft, Ms. Holden led the successful acquisition and integration of Nabisco Group Holdings and the subsequent initial public offering of the company. Ms. Holden serves on the executive committees of the Duke University Board of Trustees and the Global Advisory Board of the Kellogg School of Management. She is President of the Off the Street Club Board and is Treasurer of the Board of Chicago High School for the Arts. Ms. Holden previously served on the boards of Diageo plc, Catamaran Corporation, Diageo, PLC, Kraft Foods, Tupperware, Tribune Company and Time Inc.

Selected Key Qualifications and Experience:

Large Company Experience as Executive and Board Member

Ms. Holden has served as Chief Executive Officer of a large public company and as a board member and consultant to multiple large, international, public companies.

Experience in Marketing/Sales

Ms. Holden has held numerous leadership roles in marketing and product management, both as an executive and in her current role as consultant, successfully implementing growth strategies, novel ideas and marketing plans to win in competitive industries.

Public Company Governance Experience

Ms. Holden has extensive corporate governance experience serving on nine public boards over the last 20 years and on multiple audit, compensation and nominating committees.

DENTSPLY SIRONA INC. – Proxy Statement     15

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Arthur D. Kowaloff
Director since 2016 (Sirona Director since 2006) Age: 72 Board Committees: • Human Resources Committee Other Public Company Boards: • None

From 2014 to the present, Mr. Kowaloff has served as a director of United States Enrichment Corp, a wholly owned subsidiary of Centrus Energy. In 2014 and 2015, Mr. Kowaloff served as a director of Reichhold Chemicals, Inc. and from 2010 until 2012, he served as lead director of Metropolitan Health Networks, Inc. From 1998 to 2003, Mr. Kowaloff served as a Managing Director of BNY Capital Markets, Inc. From 1991 to 1998, he was Chief Operating Officer and Senior Managing Director of Patricof & Company Capital Corporation. Prior to that, Mr. Kowaloff was an attorney at the New York City firm of Willkie Farr & Gallagher, where he served as Senior Partner and Executive Committee Member and specialized in corporate and securities law and mergers and acquisitions. Mr. Kowaloff is currently the President and a Director of the PBP Foundation of New York.

Selected Key Qualifications and Experience:

Extensive Knowledge of Dentsply Sirona History and Industry

Mr. Kowaloff is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Public Company Governance Experience Mr. Kowaloff has significant corporate governance experience, including through his prior service as the lead director of a public company.
Capital Allocation/Deployment Experience Mr. Kowaloff has significant experience in capital markets and finance.

16    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Harry M. Jansen Kraemer, Jr.
Director since 2016 (Sirona Director since 2006) Age: 64 Board Committees: • Corporate Governance and Nominating Committee (Chair) Other Public Company Boards: • Leidos Holdings, Inc.

Mr. Kraemer currently serves as an Executive Partner of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries and serves as Clinical Professor of Management & Strategy at Northwestern University’s Kellogg School of Management. Mr. Kraemer was the Chairman, President and Chief Executive Officer of Baxter International Inc. until April 2004. Mr. Kraemer had been a Director of Baxter International since 1995, Chairman of the Board since January 1, 2000, President since 1997 and Chief Executive Officer since January 1, 1999. Mr. Kraemer is active in business, education and civic affairs. He serves on the board of trustees of Northwestern University, the Conference Board and NorthShore University HealthSystem. He is also a member of the Dean’s Advisory Board of Northwestern University’s Kellogg School of Management, the Commercial Club of Chicago and the Economics Club of Chicago. He is a past member of the Business Roundtable, the Business Council and the Healthcare Leadership Council. He previously served on the board of directors of VWR Corporation.

Selected Key Qualifications and Experience:

Experience with Governance of Public Companies

Mr. Kraemer serves and has served on boards of directors of several public companies, having obtained valuable experience in public company governance matters.

Capital Allocation/Deployment Experience Mr. Kraemer has actively participated in decisions concerning investing and capital allocation in his prior and current roles.
Business Development Experience Mr. Kraemer has significant experience with complex transactions, both as a former executive of large companies and in his current role at a private equity firm.

DENTSPLY SIRONA INC. – Proxy Statement     17

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Gregory T. Lucier

Age: 54

Board Committees:

•  None(1)

Other Public Company Boards:

•  NuVasive, Inc.

•  Catalent, Inc.

(1)  Upon his election, we anticipate that Mr. Lucier will be appointed to the Audit and Finance Committee

Mr. Lucier served as Chief Executive Officer of NuVasive from 2015 to 2018 and currently serves as Chairman of its Board of Directors. Prior to this role, Mr. Lucier served as Chairman and Chief Executive Officer of Life Technologies Corporation for eleven years. Mr. Lucier was heading Life Technologies Corporation during the acquisition by Thermo Fisher Scientific in 2013 for $15.6 billion – one of the largest Life Sciences acquisitions to date. Before that Mr. Lucier served as President, Medical Information Technologies/GE Healthcare, overseeing the networking of medical electronic devices, digital imaging and clinical information systems with revenues of $1.8 billion. He was promoted by the GE Board to an officer of General Electric Corporation to serve as Vice President Global Services, GE Healthcare, the company’s $2 billion healthcare services business. In addition to serving on the Board of NuVasive, he is Chairman of the Board of Epic Sciences and a member of the Board of Directors for Catalent, Inc. Mr. Lucier received a bachelor’s degree in engineering from Pennsylvania State University and a masters of business administration from Harvard Business School.

Selected Key Qualifications and Experience:
Large Company Experience as Executive and as a Board Member Mr. Lucier has significant business experience, including leadership roles as an executive and board member of public companies.

Medical Device or Industry Experience

Mr. Lucier has held numerous leadership roles, including as Chief Executive Officer and Chairman, with a significant history of success for several medical device and life science businesses.

Business Development Experience

Mr. Lucier’s executive leadership positions and tenure on various boards has given him general business skills, expertise and experience including in business development and corporate strategy development.

18    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Francis J. Lunger
Director since 2005 Age: 73 Board Committees: • Audit and Finance Committee (Chair) • Executive Committee Other Public Company Boards: • None

Mr. Lunger served on the Board of Millipore Corporation, a life sciences company, from August 2001 until January 2005, including serving as Chairman from April 2002 until January 2005. Mr. Lunger joined Millipore in 1997 as Senior Vice President and Chief Financial Officer and held several executive management positions, which included serving as Executive Vice President and Chief Operating Officer from 2000 until 2001, and Chairman, President and Chief Executive Officer from August 2001 until January 2005. Prior to joining Millipore, Mr. Lunger held executive management positions at Oak Industries, Inc., Nashua Corporation, and Raychem Corporation. From June 2007 through July 2010, Mr. Lunger served as a director of NDS Surgical Imaging. From July 2009 to December 2012, Mr. Lunger was an Operating Partner with Linden LLC. From April 2012 to January 2018, Mr. Lunger served as the Chairman of the Board of Directors of SeraCare Life Sciences Inc. and continued to serve as a director until December 2018.

Selected Key Qualifications and Experience:

Extensive Knowledge of Dentsply Sirona History and Industry

Mr. Lunger is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Medical Device or Industry Experience

Mr. Lunger has significant business experience, including leadership roles as an executive and a board member and in a publicly traded life sciences tools company.

Financial Literacy In his various leadership roles, Mr. Lunger has obtained extensive knowledge of accounting and financial matters.

DENTSPLY SIRONA INC. – Proxy Statement     19

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Leslie F. Varon
Director since 2018 Age: 62 Board Committees: • Audit and Finance Committee Other Public Company Boards: • Hamilton Lane Inc.

Ms. Varon served as Chief Financial Officer of Xerox Corporation, a document solutions company, from November 2015 through December 2016 during which time she led the restructuring of the $18 billion business process services, printing equipment, software and solutions company, including the successful spin-off of its $7 billion services business. After that transaction, she became Special Advisor to the new Xerox Chief Executive Officer until March 2017 when she retired from the company. Prior to becoming Chief Financial Officer at Xerox, she was briefly VP Investor Relations from March 2015 through October 2015. Previously she served Xerox as VP Finance & Corporate Controller from July 2006 to February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers. Earlier in her career, Ms. Varon was Vice President Finance & Operations support for Xerox’s North American business, Vice President Xerox Investor Relations and Corporate Secretary and Director of Corporate Audit. From 2006 to 2017 she served on the board of Xerox International Partners, a joint venture between Xerox Corporation and Fuji Xerox Corporation, representing Xerox Corporation’s ownership stake.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Ms. Varon has significant business experience, including leadership roles as an executive.
Capital Allocation/Deployment Experience Ms. Varon has a substantial record of financial experience and the proper maintenance of a large corporation, including as a chief financial officer.

Business Development Experience

Ms. Varon has had an extensive history working with large transactions and business transformation in a public company, and has a deep understanding of business deals and growth.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Summary of Director Qualifications and Experience
Large Company Experience as Executive or Board Member is important because of the complex and unique management requirements for a large, public company.	•	•	•	•	•		•	•	•	•	9
Extensive Knowledge of DENTSPLY SIRONA History and Industry allows our Board of Directors to learn from our history and what works for our company.	•	•		•		•	•		•		6
Medical Device or Industry Experience is important in understanding innovation and developments in the larger field.	•	•	•				•	•	•		6
Dental Device or Industry Experience facilitates relevant, efficient, and effective discourse relating to our business and strategy.	•	•	•	•		•	•		•		7
International Business Experience is important because of our global reach and the growing interconnectivity of people and industry.	•	•	•	•	•	•	•	•	•	•	10
Financial Literacy is necessary to understand our financial reports, internal controls, and the complex transactions we conduct regularly.	•	•	•	•	•	•	•	•	•	•	10
Public Company Governance Experience assists directors with diligent management of accountability, transparency and protection of stockholder interests.	•	•	•	•	•	•	•	•	•	•	10
Experience in Marketing and Sales is crucial in understanding how to most effectively sell our products in existing markets and to expand to new ones.	•	•	•	•	•		•	•			7
Manufacturing Experience helps in understanding the balance between efficiency and the highest level of quality controls.		•	•	•	•		•	•	•		7
Experience in HR and Talent Management allows directors to help us hire, motivate, and retain the best employees.	•	•	•	•	•	•	•	•	•	•	10
Understanding and Previous Work with Information Technology will allow our company to innovate and thrive in a world that relies more heavily than ever on interconnectivity of systems and tech.		•		•	•		•	•	•		6
Experience in Capital Allocation and Deployment allows directors to decide on the proper placement of assets and funds, manage risks, and invest smartly in upcoming and lucrative avenues.	•	•	•	•	•	•	•	•	•	•	10
Business Development Experience (including M&A) is important because of the board’s role in strategic planning of mergers, acquisitions, and divestitures.	•	•	•	•	•	•	•	•	•	•	10
Quality and Regulatory Experience allows our directors to provide oversight of our regulated activities and risk management.	•		•	•	•		•	•	•		7
Prior Work in Research and Development allows directors to understand the potential for new and innovative technologies and how to facilitate them.	•			•	•		•	•			5
Qualified Financial Experts have met Sarbanes-Oxley Act requirements meant to improve disclosures and prevent improper financial practice.		•	•	•	•	•	•	•	•	•	9
Enterprise Risk Management, including business continuity and cyber security, allows our company to thrive in a rapid-paced and tech-driven market.	•	•	•	•	•	•	•	•	•	•	10

Recommendation of the Board

The Board unanimously recommends a vote FOR

the election of each director nominee listed above.

DENTSPLY SIRONA INC. – Proxy Statement     21

CORPORATE GOVERNANCE

Corporate Governance Highlights

We are committed to high standards of corporate governance as an essential element of delivering long-term stockholder value. We have implemented many governance best practices, including the following:

•	Annual election of all Directors

•	Majority voting for all Directors in uncontested elections, coupled with irrevocable conditional resignations of directors memorialized in the Company’s bylaws

•	Majority voting for amendment of the Company’s bylaws (adopted in 2018)

•	No supermajority voting provisions

•	3%, 3 year proxy access bylaw

•	Periodically rotating the chairs of the Board committees

•	Pay for performance compensation policies

•	Stock ownership guidelines for Executives and Directors

•	Clawback policy allowing recoupment of compensation

•	No tax gross-ups

•	No hedging or pledging transactions in our securities

•	No “poison pill” rights plan

•	Independent Non-Executive Chair or Lead Independent Director

•	Board oversight of enterprise risk management

The Board of Directors and its Committees

Our Board is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our Board provides advice and counsel to, and ultimately monitors the performance of, our senior executives. The following table provides information about the anticipated composition of the Board committees following the annual meeting.

Committees of the Board of Directors
Audit and Finance Committee								•(1)	C	•
Corporate Governance and Nominating Committee	•	•					C
Human Resources Committee				C	•	•
Executive Committee		C	•		•				•

(1)	Upon his election, we anticipate that Mr. Lucier will be appointed to the Audit and Finance Committee.

Our Board has four standing committees, the Audit and Finance Committee, the Corporate Governance and Nominating Committee, the Human Resources Committee, and the Executive Committee. In September 2018, the Board formed an unchartered Ad Hoc Committee which was subsequently dissolved in March 2019 at which time the Executive Committee was initially formed. Each committee, with the exception of the Ad Hoc Committee, has a written charter which is reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full Board. Each committee, with the exception of the Executive Committee, is composed entirely of directors deemed to be, in the judgment of our Board, independent in accordance with the listing standards of The Nasdaq Global Select Market. Our Board met ten times in 2018. Each

22    DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE

director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2018. While we do not have a formal policy requiring members of the Board to attend the annual meeting of stockholders, we encourage all directors to attend, and ten of our directors attended the last annual meeting of stockholders.

The following table lists the members, primary functions, and number of meetings held with respect to each committee.

Members	Primary Functions	Meetings in 2018

Audit and Finance Committee Francis J. Lunger (Chair)(1) David K. Beecken(1)(2) Gregory T. Lucier(1)(3) Leslie F. Varon(1)(4)	• Selecting and retaining the independent registered public accounting firm setting that firm’s compensation. • Managing and overseeing the Company’s financial reporting, including annual and quarterly financial statements and earnings releases, significant financial reporting issues and judgments, and any major issues regarding the adequacy of internal controls. • Pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm.	17

Corporate Governance and Nominating Committee Harry M. Jansen Kraemer, Jr. (Chair) Michael C. Alfano Eric K. Brandt Thomas Jetter(5)	• Identifying and recommending individuals as nominees to serve on the Board. • Reviewing and recommending Board policies and governance practices and appraising the performance of the Board and its individual members. • Managing risks associated with the independence of the Board, potential conflicts of interest and overall corporate governance.	7

Human Resources Committee Willie A. Deese (Chair) Michael J. Coleman(6) Betsy D. Holden Arthur D. Kowaloff	• Evaluating and administering compensation levels for all senior officers of the Company. • Reviewing and evaluating employee compensation generally and employee benefit plans. • Overseeing and evaluating the risks associated with the Company’s compensation philosophy and programs. • Reviewing the Company’s talent management and succession to help the Company hire, motivate, and retain the best employees.	9

Ad Hoc Committee(7) Eric K. Brandt Betsy D. Holden Francis J. Lunger	• Working with Company’s management on restructuring of Company and its business and associated matters.	9

Executive Committee(8) Eric K. Brandt (Chair) Donald M. Casey, Jr. Betsy D. Holden Francis J. Lunger	• Acting on behalf of the Board when the full Board is not in session, including by overseeing the restructuring of the Company and its business and associated matters and reviewing the Company’s financial performance.	0

(1)	Each member of the Audit and Finance Committee has been determined by the Board, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.

DENTSPLY SIRONA INC. – Proxy Statement     23

CORPORATE GOVERNANCE

(2)	Mr. Beecken served on the Audit and Finance Committee during the entirety of 2018 but will not be standing for re-election to the Board at the annual meeting.

(3)	Upon his election, we anticipate that Mr. Lucier will be appointed to the Audit and Finance Committee.

(4)

In March 2019, the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, appointed Ms. Leslie Varon as Chair of the Audit and Finance Committee effective April 17, 2019.

(5)	Mr. Jetter served on the Corporate Governance and Nominating Committee during the entirety of 2018 but will not be standing for re-election to the Board at the annual meeting.

(6)	Mr. Coleman served on the Human Resources Committee during the entirety of 2018 but will retire from the Board as of the date of the annual meeting.

(7)	The Ad Hoc Committee was formed in September 2018 and dissolved in March 2019.

(8)	The Executive Committee was formed in March 2019.

Leadership Structure of the Board of Directors

Non-Executive Chairman of the Board

The roles of non-executive Chairman of the Board and Chief Executive Officer are currently held by separate individuals. We believe that having a non-executive Chairman is in the best interests of the Company and our stockholders at this time. The separation of the roles of Chairman and Chief Executive Officer allows Mr. Casey to focus on managing the Company’s business and operations, and allows Mr. Brandt to focus on Board matters. Further, we believe that the separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally.

We believe that our governance structure provides effective oversight of the Board because:

•	we have an appropriate balance between the two roles of Chairman and Chief Executive Officer;

•	the Board has established and follows robust Corporate Governance Guidelines/Policies, as discussed below;

•	each member of the Board, other than Mr. Casey, is independent pursuant to the listing standards of The Nasdaq Global Select Market; and

•	each standing committee of the Board is composed solely of independent directors.

Governance Practices and Policies

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.

Corporate Governance Guidelines/Policies and Committee Charters

We have adopted Corporate Governance Guidelines/Policies to outline our corporate governance structure and address significant corporate governance issues. The Corporate Governance and Nominating Committee reviews our Corporate Governance Guidelines/Policies at least annually. Copies of these Guidelines as well as the Charter for each standing committee of our Board can be found at the “Investors — Corporate Governance — Documents & Charters” section of our website at www.dentsplysirona.com.

Code of Ethics

We have adopted a Code of Ethics which applies to all of our directors, executive officers, and employees. A copy of the Code of Ethics is available at the “Investors — Corporate Governance — Documents & Charters — Governance Documents” section of our website at www.dentsplysirona.com.

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CORPORATE GOVERNANCE

Risk Oversight

The Board oversees the management of risks inherent in the operation of our businesses and the implementation of our strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks amongst the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, cyber security risks, financial risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to our operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, our management is charged with identifying and managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:

•	identifying the material risks that the Company faces;

•	establishing and assessing processes for managing that risk;

•	determining the Company’s risk appetite and mitigation strategies and responsibilities; and

•	making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

The Board implements its risk oversight function both as a whole and through delegation to the Board committees. These committees meet regularly and report back to the full Board. In performing this function, each committee has full access to management, as well as the ability to engage advisors. See “The Board of Directors and its Committees” above for more information regarding the roles and responsibilities of the Board committees.

Also, the Company’s leadership structure, discussed in “Leadership Structure of the Board of Directors” above, supports the risk oversight function of the Board. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.

Selection of Nominees for the Board of Directors

Corporate Governance and Nominating Committee Recommendation Process

The Corporate Governance and Nominating Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our annual meeting of stockholders. In evaluating potential director candidates, including incumbent directors, the Corporate Governance and Nominating Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board. The Corporate Governance and Nominating Committee actively considers for selection as directors those persons:

•	who possess a diversity of experience, gender, race and ethnicity;

•	who possess strong personal and professional ethics, and high standards of integrity and values;

•	who have the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

•	who have the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies, including as it relates to enterprise risk management;

•	who have the willingness, commitment and ability to devote the necessary time and effort required for service on the Board;

DENTSPLY SIRONA INC. – Proxy Statement     25

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•

who have the capacity to provide additional strength and diversity of view and new perceptions to the Board and its activities, including, among other items, through experience in marketing and sales, human resources and talent management, information technology, cyber security and quality and regulatory fields, medical or dental devices, e-commerce or digital technologies, research and development, business development, or through international business experience;

•	who have the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion;

•

who hold or have held a senior executive position with a significant business enterprise, including large public companies, or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance or otherwise have significant financial and/or business experience with complex or global entities;

•

who have knowledge of the history of the Company and have professional and academic experience relevant to the Company’s industry, particularly as it relates to medical devices, dental devices, and/or general manufacturing;

•	who have experience in public company governance, including as a board member of another large publicly held company; and

•

who maintain the strong level of financial literacy needed to understand the Company’s financial reports, internal controls and complex transactions, including any experience in capital allocation and deployment, or who specifically qualify as financial experts under the Sarbanes-Oxley Act.

Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse gender, race, and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. The Corporate Governance Guidelines/Policies further emphasize the Company’s commitment to a policy of inclusiveness and ensure that the Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, includes candidates with a diversity of ethnicity, race and gender in each pool of candidates from which Board nominees are chosen. The Corporate Governance and Nominating Committee shall actively consider for selection as directors those persons who possess a diversity of experience, gender, race and ethnicity.

In identifying potential candidates for the Board, the Corporate Governance and Nominating Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance and Nominating Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board.

The Corporate Governance and Nominating Committee will also consider candidates recommended by stockholders on the same basis as other candidates. Stockholder recommendations for director candidates should be submitted in writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 221 West Philadelphia Street, Ste. 60W, York, Pennsylvania 17401, along with the name of the candidate and all biographical and other information about the candidate that would be required to be included in a proxy statement under the rules of the SEC, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time such stockholder has owned those shares. The Corporate Governance and Nominating Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above. These procedures relate only to stockholder recommendations for director candidates to be considered by the Corporate Governance and Nominating Committee. Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our Bylaws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

Pursuant to the proxy access provisions of our Bylaws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including by providing

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us with advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.” Any stockholder who wishes to formally nominate a candidate without seeking access to our proxy materials must follow the procedures set forth in our Bylaws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

Directors’ Compensation

Until February 2018, the Corporate Governance and Nominating Committee was responsible for board compensation matters, including the compensation described under “2018 Director Compensation” below. Starting in February 2018, the compensation of our directors is being reviewed by the Human Resources Committee. In 2018, the Human Resources Committee did not recommend any changes to the Board with respect to director compensation.

2018 Director Compensation

Directors who held such positions at the beginning of 2018 and who are not employees of our Company are entitled to receive:

Cash Compensation

•	An annual cash retainer of $85,000 for all directors, paid quarterly in advance.

•

An annual cash retainer of $66,000 for the Non-Executive Chairman, if any, $30,000 for the Lead Director, if any, $22,500 for the Audit and Finance Committee Chair, $20,000 for the Human Resources Committee Chair, and $15,000 for the Corporate Governance and Nominating Committee Chair, each paid quarterly in advance.

•

Annual Committee member retainers of $7,500 for Audit and Finance Committee members, $5,000 for Human Resources Committee members, and $5,000 for Corporate Governance and Nominating Committee members, each paid quarterly in advance.

Equity Compensation

•

An annual grant of options to purchase a number of shares of common stock equal in value to $87,500 for all directors, calculated using the Black-Scholes valuation method. The stock options vest in full one year from the date of grant and have an exercise price equal to the closing price of the Company’s common stock on the date of grant. Stock options are exercisable for ten years from the grant date, subject to earlier expiration in the event of termination or retirement.

•

An annual grant of options to purchase a number of shares of common stock equal in value to $33,000 for the Non-Executive Chairman, if any, calculated using the Black-Scholes valuation method. The stock options vest in full one year from the date of grant and have an exercise price equal to the closing price of the Company’s common stock on the date of grant. Stock options are exercisable for ten years from the grant date, subject to earlier expiration in the event of termination or retirement.

•

An annual grant of restricted stock units (RSUs) for all directors, the number of which is determined by dividing $87,500 by the closing price of the Company’s common stock on the date of grant. The RSUs vest one year from the date of grant and are payable to outside directors in shares of common stock upon vesting unless the director elects to defer settlement of the RSUs to a future date. Outside directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.

•

An annual grant of RSUs for the Non-Executive Chairman, the number of which is determined by dividing $33,000 by the closing price of the Company’s common stock on the date of grant. The RSUs vest one year from the date of grant and are payable to the Non-Executive Chairman in shares of common stock upon vesting unless Non-Executive Chairman elects to defer settlement of the RSUs to a future date. The Non-Executive Chairman is entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.

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In 2018, Mr. Eric K. Brandt served as Non-Executive Chairman of the Board and in conjunction with Mr. Brandt’s appointment in September 2017, our Board no longer has a Lead Director.

Additional compensation was not paid in 2018 to the members of the Ad Hoc Committee.

The following table provides information regarding the compensation of our non-employee directors for 2018. Ms. Holden and Ms. Varon joined the Board in January 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Michael C. Alfano(4)	95,000	87,500	87,500	270,000
David K. Beecken(5)	93,750	87,500	87,500	268,750
Eric K. Brandt(6)	157,875	120,500	120,500	398,875
Michael J. Coleman(7)	90,000	87,500	87,500	265,000
Willie A. Deese(8)	97,500	87,500	87,500	272,500
Betsy D. Holden(9)	86,750	87,500	87,500	261,750
Thomas Jetter(10)	90,000	87,500	87,500	265,000
Arthur D. Kowaloff(11)	97,500	87,500	87,500	272,500
Harry M. Jansen Kraemer, Jr.(12)	95,000	87,500	87,500	270,000
Francis J. Lunger(13)	107,500	87,500	87,500	282,500
Leslie F. Varon(14)	89,160	87,500	87,500	264,160

(1)	This column reports the amount of cash compensation earned for 2018 service on our Board and its committees.

(2)

Represents the aggregate grant date fair value for RSUs, as computed in accordance with FASB ASC Topic 718. Each non-employee director received an award of 1,882 restricted stock units on May 23, 2018 which vest in full (unless deferred) on May 23, 2019. Grant date fair value was $46.50 (each grant had a notional award value of $87,500 rounded down to the nearest whole share). Mr. Brandt received an additional award of 710 restricted stock units for serving as Non-Executive Chairman of the Board.

(3)

Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are similar to those included in Note 13, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed on March 8, 2019. Each non-employee director received a grant of 8,500 non-qualified stock options on May 23, 2018, which vest in full on May 23, 2019. Grant date fair value was $46.50. Mr. Brandt received an additional award of 3,200 non-qualified stock options for serving as Non-Executive Chairman of the Board.

(4)	At year end, Mr. Alfano held 60,225 vested stock options, 8,500 unvested stock options and 1,890 unvested restricted stock units.

(5)	At year end, Mr. Beecken held 13,100 vested stock options, 8,500 unvested stock options and 1,890 unvested restricted stock units.

(6)	At year end, Mr. Brandt held 65,060 vested stock options, 11,700 unvested stock options, 2,609 unvested restricted stock units and 6,477 deferred restricted stock units.

(7)	At year end, Mr. Coleman held 65,060 vested stock options, 8,500 unvested stock options, 1,890 unvested restricted stock units and 10,566 deferred restricted stock units.

(8)	At year end, Mr. Deese held 49,500 vested stock options, 8,500 unvested stock options and 1,890 unvested restricted stock units.

(9)	At year end, Ms. Holden held 0 vested stock options, 10,300 unvested stock options and 2,308 unvested restricted stock units all of which are deferred.

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(10)	At year end, Mr. Jetter held 13,100 vested stock options, 8,500 unvested stock options and 1,890 unvested restricted stock units.

(11)	At year end, Mr. Kowaloff held 13,100 vested stock options, 8,500 unvested stock options and 1,890 unvested restricted stock units.

(12)	At year end, Mr. Kraemer held 67,526 vested stock options, 8,500 unvested stock options, 1,890 unvested restricted stock units, and 1,232 deferred restricted stock units.

(13)	At year end, Mr. Lunger held 47,000 vested stock options, 8,500 unvested stock options, 1,890 unvested restricted stock units and 2,688 deferred restricted stock units.

(14)	At year end, Ms. Varon held 0 vested stock options, 10,300 unvested stock options, and 2,308 unvested restricted stock units all of which are deferred.

2019 Director Compensation

In 2019, the Human Resources Committee recommended, and the Board of Directors approved, an amendment to the Company’s Non-Employee Director Compensation Policy which revises the mix of the equity grants included in the Non-Executive Chairman of the Board’s annual retainer and the annual retainer to all Directors. Effective in 2019, such equity awards will be comprised only of restricted stock units instead of a mix of restricted stock units and stock options. In addition, the Human Resources Committee recommended, and the Board of Directors approved, the payment of an annual cash retainer of $20,000 for the Chair of the Executive Committee, an annual retainer of $5,000 for members of the Executive Committee, and a first-year supplemental award to members of the Executive Committee in the amount of $50,000 payable 100% in the form of restricted stock units.

The total dollar amounts of the equity grants included in the Non-Executive Chairman of the Board’s annual retainer and the annual retainer to all Directors remain unchanged in 2019.

Stock Ownership Guidelines for Directors

It is the policy of the Board that all Directors hold an equity interest in the Company. Toward this end, the Board expects that all Directors own, or acquire within five years of first becoming a Director, shares of common stock of the Company (including share units held under the Company’s Board of Directors Deferred Compensation Plan, or any successor plan, and restricted stock units, but not including stock options) having a market value of at least five times the annual retainer paid to Board members. The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate.

Communicating with the Board of Directors

Stockholders who wish to communicate with the Board as a group, the non-management directors as a group, or any individual director, including the Chairman, may do so by writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 221 West Philadelphia Street, Ste. 60W, York, Pennsylvania 17401. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be forwarded to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance and Nominating Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Human Resources Committee Interlocks and Insider Participation

During the last completed fiscal year, David K. Beecken, Willie A. Deese, Betsy D. Holden, Arthur D. Kowaloff, and Michael J. Coleman each served as members of the Company’s Human Resources Committee. None of the current or 2018 members of the Human Resources Committee has ever been an officer or employee of the Company or had a relationship during the last fiscal year requiring disclosure pursuant to Item 404 of Regulation S-K. None of our current or 2018 executive officers served as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources Committee.

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Certain Relationships and Related Party Transactions

No Related Person Transactions (as defined below) were noted for the year ended December 31, 2018.

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions. The Corporate Governance and Nominating Committee reviews the material facts of all Related Person Transactions that require the Corporate Governance and Nominating Committee’s approval and either approves or disapproves of the entry into the Related Person Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance and Nominating Committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the interest of the Related Person (as defined by Item 404 of SEC Regulation S-K) in the Related Person Transaction. The Chair of the Corporate Governance and Nominating Committee is delegated the authority by the Board to approve Related Person Transactions that, because of timing or scheduling, are not feasible to be approved by the full Corporate Governance and Nominating Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).

The Corporate Governance and Nominating Committee has pre-approved, under the policy, the following Related Person Transactions without regard to the amount involved:

1.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Related Person Transaction is required to be reported in the Company’s proxy statement;

2.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “Named Executive Officer” (as that term is defined in Item 402(a)(3) of SEC Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Related Person Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a Named Executive Officer, and (c) such compensation has been approved, or recommended to the Board for approval, by the Human Resources Committee of the Board;

3.

any Related Person Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Related Person Transaction is required to be reported in the Company’s proxy statement;

4.

any Related Person Transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro-rata basis;

5.

any Related Person Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

6.	any Related Person Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

7.

any Related Person Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Related Person Transaction.

Except to the extent pre-approved, as noted above, Related Person Transactions are subject to the following procedures:

The Related Person notifies the General Counsel of the Company of any proposed Related Person Transaction, including the Related Person’s relationship to the Company and interest in the proposed Related Person Transaction; the material terms of the proposed Related Person Transaction; the benefits to the Company of the proposed Related Person Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Related Person Transaction.

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CORPORATE GOVERNANCE

The proposed Related Person Transaction is submitted to the Corporate Governance and Nominating Committee for consideration at the next Corporate Governance and Nominating Committee meeting or, if the General Counsel, after consultation with the CEO or the CFO, determines that the Company should not wait until the next Corporate Governance and Nominating Committee meeting, to the Chair of the Corporate Governance and Nominating Committee, acting pursuant to authority delegated by the Board. Any Related Person Transactions approved pursuant to delegated authority by the Chair of the Corporate Governance and Nominating Committee is reported to the Corporate Governance and Nominating Committee at the next Corporate Governance and Nominating Committee meeting.

To the extent the Company becomes aware of a Related Person Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Corporate Governance and Nominating Committee.

Executive Officers of the Company

In addition to Mr. Casey, our current executive officers include Nicholas W. Alexos, Keith J. Ebling, Maureen J. MacInnis, William E. Newell, Walter Petersohn, Daniel P. Key, Markus Boehringer and Henning W. Mueller. Information concerning our executive officers, other than Mr. Casey, whose information can be found under “Proxy Item No. 1: Election of Directors” above, follows.

Nicholas W. Alexos, age 55. Mr. Alexos joined the Company in October 2017 and has served as Executive Vice President and Chief Financial Officer since November 2017. From October 2017 to November 2017, he served as Executive Vice President and Chief Administrative Officer of the Company. Mr. Alexos previously served as the Managing Director of Madison Dearborn Partners, L.P., a private equity investment firm, since 1993 and served on its healthcare team. He was also a Vice President at First Chicago Venture Capital and The First National Bank of Chicago from 1988 through 1993. He has been a Director of VWR International, Walgreens Infusion Service, Sirona Dental Systems, Team Health, Performance Health and various other companies. He also has served on numerous charitable and non-profit organizations including the Children’s Inner City Educational Fund, Lake Forest Country Day School, Metro Squash, University of Chicago Booth School of Business Council, Boys and Girls Clubs of Chicago and the Harvard Dental School of Medicine Advisory Board. Mr. Alexos received an M.B.A. from University of Chicago Booth School of Business and a B.B.A. from Loyola University.

Keith J. Ebling, age 50. Mr. Ebling has served as Executive Vice President, General Counsel and Secretary of the Company since joining the Company in October 2017. Prior to joining the Company, Mr. Ebling was previously with Express Scripts Holding Company, a $100 billion integrated pharmacy benefit management company. He served in a number of legal and leadership roles over his nearly 20 years with the company, most recently as Executive Vice President and General Counsel. Prior to that, Mr. Ebling was an associate with a law firm in St. Louis that he joined after graduating from Saint Louis University School of Law. He also has his MBA from Washington University Olin School of Business.

Maureen J. MacInnis, age 58. Ms. MacInnis has served as Senior Vice President, Chief Human Resources Officer and Communications of the Company since October 2017. From February 2016 to October 2017, Ms. MacInnis served as Senior Vice President and Chief Human Resources Officer of the Company. Formerly, Ms. MacInnis held the title of Vice President, Chief Human Resources Officer of the Company from April 2009 to February 2016. In this role, Ms. MacInnis helps drive growth through clear linkage between the business strategy and people strategies, talent management and succession processes, as well as compensation and benefits, employee relations, leadership development and training. Ms. MacInnis has over 30 years of experience in all aspects of Human Resources, particularly with expertise in organization design, acquisition, succession planning and communications. Prior to joining DENTSPLY, Ms. MacInnis held Human Resources executive positions at CIGNA and at Trane Corporation. Ms. MacInnis graduated from King’s College with a Bachelor of Arts degree in Business Administration and received an MBA from Lehigh University.

William E. Newell, age 57. Mr. Newell has served as Senior Vice President, Chief Segment Officer of the Company since August 2018 leading both the Consumables and the Technology & Equipment segments. Formerly since July 2017, Mr. Newell served as Senior Vice President leading the Consumables Segment of Dentsply Sirona with responsibility for Chairside Consumables, Endodontics and Orthodontics. Prior to that, Mr. Newell served as Group

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Vice President from March 2016 to July 2017, as Franchise Vice President- Restorative from May 2013 to March 2016, and as Vice President, General Manager, Endodontics from February 2005 to May 2013. Before joining Dentsply, Mr. Newell spent 8 years with Cardinal Health, today a $130 billion provider of products and services to healthcare providers and manufacturers, serving in the positions of Region Vice President, Sr. Vice President and Executive Vice President all within Cardinal’s Pharmaceutical Distribution segment. Prior to Cardinal Health, he held various positions with Baxter HealthCare Corporation and American Hospital Supply Corporation in the areas of sales, marketing and general management. Mr. Newell received his Bachelor’s Degree in Biology from Wake Forest University and his Master’s of Business Administration from Ohio University.

Walter Petersohn, age 51. Mr. Petersohn has served as Senior Vice President, Chief Commercial Officer of the Company since August 2018. Formerly, Mr. Petersohn served as Executive Vice President of Sales since September 2010. From 2003 through September 2010, Mr. Petersohn was Vice President Sales for Sirona Dental Systems, where he oversaw the expansion of Sirona’s international presence into markets including China, Italy and Korea. Between 1999 and 2003, he served as Vice President Sales for Asia-Pacific and the Middle East and was responsible for the Sirona’s expansion into Japan and Australia. From 1995 to 1999, Mr. Petersohn was a Product Manager and Director of Marketing for Sirona’s Treatment Center Division. Mr. Petersohn received a Master’s degree in history from the University of Würzburg, Germany and an MBA from the State University of New York at Albany.

Daniel P. Key, age 52. Mr. Key has served as Senior Vice President, Chief Supply Chain Officer since January 2019. He leads the sourcing, supply chain operations and distribution/logistics networks and is responsible for the Company’s supply, manufacturing and delivery systems. Before joining Dentsply Sirona, Mr. Key served as Senior Vice President and Chief Supply Chain Officer for Axalta Coating Systems, a global coating developer and manufacturer, from January 2016 to January 2019. Prior to Axalta, he held leadership positions for a variety of companies, including: Sigma Aldrich; Integrated Supply Chain at UOP, a Honeywell Company; and Hexion Specialty Chemicals, Inc. Mr. Key received his Bachelor’s Degree in Mechanical Engineering from the University of Illinois – Urbana-Champagne and his Master’s Degree in Business Administration from Clemson University.

Henning W. Mueller, age 51. Mr. Mueller has served as Group Vice President, Asia Pacific RCO of the Company since July 2017. He leads the regional commercial organization responsible for sales in the Asia Pacific region. Formerly, Mr. Mueller served as Vice President, Implants Sales from August 2016 through June 2017, as Vice President, Sales from January 2014 through July 2016, and as Vice President with Sirona Dental Systems from October 2008 through December 2013. Prior to joining Sirona Dental Systems, Mr. Mueller co-found and served as Managing Director of Blue Circle Advertising from January 2004 through September 2008 and served in various senior positions with Draeger AG in China, Australia, Indonesia, Singapore and Malaysia from 1998 to December 2013. Mr. Mueller received his Master’s Degree in Business/Managerial Economics from the Otto-Friedrich-Universität Bamberg/Germany.

Markus Boehringer, age 54. Mr. Boehringer has served as Senior Vice President EMEA RCO of the Company since July 2017. He leads the regional commercial organization responsible for sales in the European, Middle Eastern and African regions. Prior to that, Mr. Boehringer served as Group Vice President, Commercial Organizations in Germany, Austria, Nordics, and Benelux from January 2015 through June 2017, as Group Vice President Global Endodontics from August 2011 through December 2014, as Group Vice President Asia Pacific from September 2007 through August 2011, as Vice President/General Manager of Dentsply Australia from August 2005 through September 2007, and as Director Marketing and Sales for VDW, a Dentsply business, from December 2000 through July 2005. Prior to joining Dentsply, Mr. Boehringer served as Director of Sales with Pfizer from May 1997 and as Product Manager with SmithKline Beecham from September 1994 through October 1996. Mr. Boehringer received his Master’s Degree in Veterinary Science from the Ludwig-Maximilians Universität Munich and a PhD from the Technical University Munich.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary	34

Named Executive Officers	37

Pay for Performance Review	39

Compensation Philosophy and Objectives	37

Say-on-Pay Vote in 2018 and Investor Outreach	39

Assessment of Risk	40

Determination of 2018 Executive Compensation	41

Roles in Executive Compensation	41

Review of Pay Relative to Peer Groups	42

Restructuring Plan and Future Performance	42

Fiscal 2018 Performance	44

Determination of Annual Base Salaries	44

Determination of Annual Incentive Awards	45

Determination of Equity Incentive Compensation	47

Compensation Recoupment Policy	49

Post-Termination Arrangements	50

Retirement and Other Benefits	51

Executive Stock Ownership Guidelines	52

Tax Deductibility of Executive Compensation	52

Hedging and Pledging of Company Stock	53

Termination Benefits for Former NEOs	53

2018 Changes to Executive Compensation Program	53

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EXECUTIVE COMPENSATION

Executive Summary

Compensation Philosophy

Our key objectives include:

•	Aligning executive compensation with corporate performance and stockholder interests
•	Tying significant components of compensation to Company performance
•	Attracting and retaining key executives
•	Balancing risk and reward
•	Targeting compensation to the 50th percentile of compensation paid by the Company’s peers for comparable executive roles

2018 Say-on-Pay Vote

Our stockholders showed strong support for our executive compensation program, with 91% voting affirmatively on an advisory basis for our 2018 Say-on-Pay proposal.

2017 and 2018 Challenges and Highlights

As a result of a challenging year for the Company in 2017, our financial results did not meet expectations. That performance led to substantial goodwill impairment charges with respect to the fiscal year ended December 31, 2017, and also in the second quarter of 2018, which contributed to a significant market correction in the Company’s stock.

In early 2018, the Board recruited a new CEO, Mr. Donald M. Casey, Jr, and we entered into an employment agreement with him. With the support of the Board of Directors, Mr. Casey then led the global management team in conducting an extensive diagnostic examination of the market, the Company and its performance, in order to return the Company to growth. As a result of the diagnostic examination, on November 5, 2018, the Board of Directors of the Company approved a plan to restructure the Company’s business to support revenue growth and margin expansion and to simplify the Company’s organization. The restructuring plan anticipates a net reduction in global workforce of approximately 6% to 8%. The Company anticipates that the restructuring will result in annualized topline growth of 3% to 4%, an adjusted operating income margin of 20% by the end of the year 2020, an adjusted operating income margin of 22% by the year 2022 and $200 million to $225 million in net annual cost savings by 2021.

Since the approval of the restructuring plan, the Company has made significant progress in multiple areas including the simplification of the Company’s organizational structure, the consolidation of dental product groups and the regional commercial groups, and centralization of its supply chain. The Company is committed to creating more meaningful solutions for dentists built around innovative products and differentiated clinical education. In order to achieve its goals, the Company introduced five key operating principles, which has created a stable operating platform to position the Company for growth:

•	Approach customers as one;
•	Assume greater responsibility for the Company’s demand creation;
•	Ensure that innovation is substantial and supported;
•	Lead in clinical education; and
•	Take advantage of scale.

Additionally, in 2018, the Company introduced exciting new products such as Azento™, a streamlined custom implant that enables consistently excellent results for both the patients and the dental practice and reduces workflow steps for implant procedures, and introduced new features to its Sidexis 4 and Orthophos SL X-ray unit software. The Company also opened the Dentsply Sirona Academy, a state-of-the-art training facility for dental professionals who seek a comprehensive variety of clinical and technical continuing education curriculums, including hands-on teaching, live lectures and on-demand webinars that showcase the most advanced and proven dental products in the industry.

2018 Performance

Despite the significant progress made in 2018, our performance fell below our expectations and goals:

•	Net sales were $3,986.3 million in 2018, a decrease of 0.2% compared to 2017;
•	Loss per basic common share was $4.51 in 2018 compared to loss per basic common share of $6.76 in 2017; and
•	Adjusted earnings per diluted common share was $2.01 in 2018 compared to adjusted earnings per diluted share of $2.66 in 2017.

2018 CEO Compensation

Annual Compensation (51% of 2018 total opportunity)

Mr. Casey’s compensation opportunity in 2018 was comprised of the following major components:

•	actual base salary of $818,562 for time in role in 2018 ($925,000 annualized salary prorated for time as CEO);
•	incentive target at 120% ($982,274);
•	equity awards of approximately $4.3 million; and
•	total 2018 compensation opportunity of approximately $6.12 million.

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EXECUTIVE COMPENSATION

One-Time Compensation (49% of 2018 total opportunity)

As part of Mr. Casey’s new hire package, he also received one-time compensation of approximately $5.83 million to replace forfeited awards and provide for retention and a significant ownership stake in the Company.

Total 2018 Compensation Opportunity: $11.95 million

Pay for Performance

The Company has designed its executive compensation programs such that its senior executives have the majority of pay opportunity subject to performance. As a result, in 2018, due to the Company’s financial performance, the Annual Incentive Plan paid out at $0 for most of the 2018 named executive officers.

As of December 31, 2018, as a result of our performance, Mr. Casey’s total realizable pay for 2018 decreased from his pay opportunity of $11.95 million to approximately $6.4 million, a 46% reduction. This decrease was driven primarily by the Company’s financial challenges that originated in 2017 which resulted in several impairments to the Company’s goodwill and a significant decrease in the Company’s stock price, and which demonstrates the Company’s pay for performance philosophy.

Additionally, due to the 2018 performance of the Company, for all but two of the Company’s named executive officers serving as officers at December 31, 2018, no payment was awarded pursuant to the 2018 Annual Incentive Plan.

Additional 2018 Changes to Executive Compensation

In order to better align our performance-based equity with stockholders and governance best practices, we modified the design of our PRSU awards in 2018 to:

•	Change the measurement period for our Adjusted EPS metric from three annual periods to a single three-year period;
•	Add a Total Stockholder Return metric relative to the S&P 500 index representing 20% of the award;
•	Decrease the maximum payout from 225% to 200%; and
•	Increase the size of PRSU grant relative to annual equity awards from 40% to 50%.

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EXECUTIVE COMPENSATION

WHAT WE DO	WHAT WE DON’T DO

•   Establish target and maximum awards under our Annual Incentive Program and long-term equity incentive program.

•   Apply a formulaic framework based on the Company’s financial results relative to pre-established targets for each incentive plan.

•   Exercise limited or no discretion to increase formulaic incentive compensation awards.

•   In 2018, use balanced performance metrics for PRSU awards that consider both the Company’s absolute performance and its relative performance versus peers.

•   Set rigorous performance goals aligned to our externally disclosed annual and multi-year financial targets.

•   Impose stock ownership and holding requirements that provide that each NEO must own a multiple of his or her annual base salary in our common stock, and prohibit our NEOs from selling shares vested from RSUs and PRSUs (net of tax) until their stock ownership requirements have been met.

•   Closely monitor risks associated with our compensation program and individual compensation decisions to ensure they do not encourage excessive risk taking.

•   Retain an independent compensation consultant to assess the market for the determination of our executive compensation elements and targets on an annual and ongoing basis.

•   Seek stockholder feedback on executive compensation, including consideration of the annual Say-on-Pay vote.

•   Adopt compensation recoupment policy that allows our Board to seek reimbursement in certain circumstances, including a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks.

•   Include restrictive covenants in executive employment agreements.

•   No tax gross-ups, including no excise tax “gross-ups” upon change in control.

•   Discounting, reloading or re-pricing of stock options without stockholder approval.

•   “Single-trigger” accelerated vesting of equity-based awards upon change in control.

•   Multi-year guaranteed incentive awards for senior executives.

•   Director or Employee hedging or pledging of Company securities.

•   Excessive perquisites.

•   Dividends or equivalents paid on unvested PRSUs.

•   Recycling of shares used for taxes or option exercises.

•   Defined benefit pension plan in the U.S.

The Committee regularly reviews our compensation programs and practices with a view of adjusting them to changed circumstances to ensure that the goals of the programs and practices can be met.

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EXECUTIVE COMPENSATION

Named Executive Officers

In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our named executive officers (“NEOs”). Our NEOs for 2018 include our Chief Executive Officer and Chief Financial Officer serving at fiscal year-end, our Interim Chief Executive Officer who was succeeded in February 2018, the next three highest compensated executive officers serving as such at fiscal year-end, and one additional executive officer who would have been among the next three highest compensated executive officers but for the fact that the individual was no longer serving as an executive officer of the Company at fiscal year-end:

•	Donald M. Casey, Jr., Chief Executive Officer since February 2018

•	Nicholas W. Alexos, Executive Vice President and Chief Financial Officer since November 2017 and Chief Administrative Officer from October 2017 to November 2017

•	Mark A. Thierer, Interim Chief Executive Officer from September 2017 to February 2018

•	Keith J. Ebling, Executive Vice President, General Counsel and Secretary since October 2017

•	Markus Boehringer, Senior Vice President, Europe, Middle East and Africa Regional Commercial Organization since July 2017

•	William E. Newell, Senior Vice President, Chief Segment Officer since August 2018

•	Dominique P. Legros, Senior Vice President, Equipment, Technologies and Healthcare Segment from November 2017 to March 2019

Compensation Philosophy and Objectives

The Committee’s compensation philosophy, when determining NEO compensation at the beginning of fiscal 2018, was to provide a compensation package designed to generally satisfy the following principal objectives:

•

to align executive compensation with corporate performance and stockholder interests. This is accomplished by rewarding performance that is directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as increases in the Company’s stock price;

•

to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully managing their respective organizations;

•

to both attract and retain executives and key contributors with the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices and performance-based, and that we maintain flexibility in order to respond to the changing needs of our business; and

•	to balance risk and reward to motivate and incentivize business performance without encouraging inappropriate risk taking.

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EXECUTIVE COMPENSATION

In furtherance of the philosophy and objectives discussed above, the compensation program established for named executive officers in the beginning of 2018 consisted of the components outlined in the chart below:

COMPENSATION COMPONENTS

Component	Description	Purpose/Benefits
Base Annual Salary	Short-term compensation Fixed cash component	Attract and retain quality management Competitive with the market Recognize executive’s level of responsibility and experience in position
Annual Incentive Plan

Short-term compensation

Cash award based on accomplishment of annual financial objectives related to internal sales growth and non-GAAP adjusted pre-tax income as compared to the budget (80%) and strategic objectives (20%)

Motivate and reward performance relative to annual objectives and priorities that are linked to long-term success

Competitive with market to attract and retain executive management

Based on performance of the Company to align with stockholder interest

Equity Incentive Compensation	Long-term compensation Equity incentive awards consisting of: • performance-vesting restricted stock units; • time-vesting restricted stock units; and • time-vesting stock options.	Reward for improving and sustaining long-term performance Align directly with stockholders’ interest Enhancement of long-term stockholder value Retention
Retirement Benefits; Deferred Compensation Benefits; and Benefits Payable Upon Termination and/or a Change-in-Control Event	Basic economic, retirement, termination and change-in-control benefits	Attract and retain quality management Provide basic short and long-term security Support focus on Company’s activities and interest during change-in-control event

The Committee believes that the compensation opportunity offered to the Company’s executive officers should be competitive with the market, actual compensation should be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balanced a level of fixed compensation with incentive compensation, that varied with the performance of the Company and the performance of the individual executive’s areas of responsibility. The Company’s base pay and benefit programs for executives provided fixed compensation that was competitive with the market for companies of similar size and scope. The annual incentive compensation plan rewarded performance measured against goals and standards established by the Committee, with specific focus on the accomplishment of annual financial objectives related to internal sales growth and non-GAAP adjusted pre-tax income and strategic objectives, and the long-term incentive compensation was designed to encourage executives to increase stockholder value by focusing on growth in revenue and earnings and total stockholder return relative to S&P 500 companies.

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EXECUTIVE COMPENSATION

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the stockholders; a competitive level of retirement income; and, in the event of certain circumstances, such as termination of employment in connection with a change-in-control of the Company, special severance protection to help ensure executive retention during the process and to ensure executive focus on serving the Company and stockholder interests without the distraction of possible job and income loss.

Pay for Performance Review

Pay for performance has been and continues to be an important component of our compensation philosophy. Our compensation approach, which is described in greater detail below, is designed to motivate officers, including the NEOs, to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The annual and equity incentive components are tied directly to the performance of the Company and stockholder value. The Company has designed its executive compensation programs such that our senior executives have the majority of variable pay opportunity subject to individual performance, financial performance and stock price.

For 2018, Mr. Casey’s total compensation opportunity was approximately $11.95M, 51% of which was annual compensation opportunity of approximately $6.12 million and 49% of which was one-time new hire compensation of approximately $5.83 million.

The Company experienced a number of significant performance issues in 2017 which continued into 2018, and which resulted in the Company announcing an initial goodwill impairment charge of $1.172 billion announced on August 9, 2017 and a second goodwill impairment charge of $824.9 million on March 1, 2018. As a result of its 2017 and first quarter 2018 performance, Mr. Casey, the Company’s new CEO who joined in February 2018, led the global management team in conducting an extensive diagnostic examination of the market, the Company and its performance in order to return the Company to growth. The Company then subsequently announced a third goodwill impairment charge of $1.3 billion on August 7, 2018. As a result of the diagnostic examination, on November 5, 2018, the Board of Directors of the Company approved a plan to restructure the Company’s business to support revenue growth and margin expansion and to simplify the Company’s organization (see page 42 for more detail).

Despite the significant progress made in 2018, our performance fell below our expectations and goals, and as of December 31, 2018, the total realizable value of the CEO’s pay opportunity had decreased approximately 46% to $6.4M. These performance issues led to a 45% decrease in our stock price as measured from January 1, 2018 and resulted in a $0 cash bonus payout for 2018, clearly demonstrating the Company’s pay for performance philosophy in practice.

Across all of our named executive officers, this pay for performance relationship continued, as demonstrated by there being no cash bonus payout for 2018 performance for three of the named executive officers. Three other named executive officers received payouts of 40.5%, 25.5% and 38.6% of their respective target awards based on third party sales and the contribution margin of their respective businesses for which they were responsible.

Say-on-Pay Vote in 2018 and Investor Outreach

In 2018 at the Annual Meeting, stockholders of the Company had the opportunity to vote, on an advisory basis, to approve the Company’s executive compensation. More than ninety-one percent (91%) of the stockholders who voted on the matter approved, on an advisory basis, the Company’s executive compensation. The Committee viewed this as strong support of the Committee’s approach to the determination and setting of the compensation of the Company’s executives and continued to apply the same effective principles and philosophies that have been applied in prior years when making compensation decisions for 2018. These principles and philosophies are highlighted and described more fully below.

To ensure that the Committee considers stockholder views on compensation matters, we maintain an active investor relations program. Throughout the year, we are engaged with our actively-managed stockholders, which represent in the aggregate a majority of our shares. The Committee receives regular updates on investor feedback and understands that stockholders remain focused on the alignment of pay and performance and are generally supportive of the Company’s executive compensation.

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EXECUTIVE COMPENSATION

Assessment of Risk

We do not believe that our compensation program, including the executive compensation program, encourages excessive or inappropriate risk-taking. A significant portion of our executive compensation program is performance-based, and, while appropriate risk-taking is a necessary component of growing a business, the Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards that could incentivize actions with undue long-term risks. Examples of such features of our compensation program include:

•

Emphasis on Long-Term Equity Incentive Compensation. Overlapping Vesting Periods. The largest percentage of total target direct compensation for our NEOs is provided through long-term equity incentive compensation, which vests over a period of years. This vesting period encourages our senior executives to focus on sustaining and enhancing our Company’s long-term performance. Long-term equity incentive awards are also made annually so that our senior executives always have unvested equity awards that could significantly decrease in value if our business is not appropriately managed for the long-term.

•

Performance-Based Restricted Stock Units. A significant portion of the long-term equity incentive compensation of our named executive officers consists of performance-based restricted stock units (“PRSUs”). PRSU payouts are tied to the achievement of certain performance measures, which encourages focus on sustaining our long-term performance. These awards also have overlapping performance periods, so that any risks taken to increase the payout under one award could jeopardize the potential payout under other awards.

•

Performance Measures. A significant portion of awards are made based on the achievement of a variety of performance measures, including strategic objectives which diversifies the risks associated with any single indicator of performance. We believe these measures are affected by management decisions and correlate to the creation of stockholder value over the long-term.

•	Performance Goals. Tied to annual and longer-term strategic plans that are approved by the Board of Directors.

•

Role of Human Resources Committee. Members of the Committee approve the final payout of the annual incentive awards for our NEOs following a review of executive and Company performance. Final payouts are ratified by the Board. The Committee also reviews certain of the Company’s compensation and incentive plans available to employees other than our NEOs to, among other things, prevent unnecessary risk taking under such plans.

•

Stock Ownership Guidelines. Our stock ownership guidelines require our executive management to hold a certain amount of Company stock. This requirement ensures that they will have a significant amount of personal wealth tied to the long-term performance of our stock.

•

Compensation Recoupment Policy. We have adopted a compensation recoupment policy applicable to our executive officers. In the event of (1) a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or (2) material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct. Possible actions of the Board may include the recoupment of all or part of any bonus or other compensation tied to such financial results; disciplinary actions; and/or the pursuit of other available remedies.

In summary, we have structured our compensation program so that a considerable amount of the wealth of our senior executives is tied to the long-term health and performance of our Company. We seek to provide incentives for our senior executives to manage for long-term performance while safeguarding our stockholders from inappropriate incentive-based compensation payments in the event of financial restatement. We also seek to avoid the type of disproportionately large short-term incentives that could encourage senior executives to take risks that may not be in the best interests of our stockholders. We believe this combination of factors encourages our senior executives to manage our Company in a prudent manner.

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EXECUTIVE COMPENSATION

Determination of 2018 Executive Compensation

The Company’s intention in developing total annual compensation for executives is to balance creating value for our stockholders with providing meaningful compensation to our NEOs that recognizes their contributions to the organization and supports their value creation initiatives. Salary ranges, annual incentive plan targets and equity compensation targets were developed using a “total direct compensation” perspective which considers all components of compensation.

Determination of 2018 Compensation for Messrs. Casey, Alexos and Ebling

For Messrs. Casey, Alexos, and Ebling, the Committee adopted a compensation program structure based on an annual review, described in more detail below, that targets overall NEO total compensation at the market median of Dentsply Sirona’s compensation peer group while allowing for the opportunity to earn more or less than median and established targets based on experience and actual performance.

Determination of 2018 Compensation for Mr. Thierer

The Committee approved the compensation to be paid to Mr. Thierer, who continued in an interim role within the Company at the beginning of fiscal 2018 outside the regular annual compensation evaluation process.

In connection with Mr. Thierer’s appointment as Interim Chief Executive Officer, effective September 28, 2017, Mr. Thierer’s compensation included a base salary of $1.5 million for a six-month term, a signing bonus of $2.5 million and a grant of restricted stock units having a value of $2.5 million, with vesting generally subject to continued employment through the expiration of his initial six-month employment term (or earlier death, disability, termination by the Company without cause or appointment of a permanent chief executive officer). Mr. Thierer joined the Company in September 2017 as Interim Chief Executive Officer and was succeeded by Mr. Casey in February 2018.

Roles in Executive Compensation

The Committee established 2018 compensation for the NEOs, and the full Board of Directors approved the 2018 compensation for Mr. Casey, our CEO. The Committee was assisted in its work regarding executive compensation by the Company’s Corporate Human Resources Department and considered recommendations from the CEO regarding compensation for the NEOs other than himself. In addition, with respect to the compensation established for the NEOs in 2018, the Committee engaged independent compensation consultant, Pay Governance LLC (the “Independent Compensation Consultant”), to advise on matters related to the compensation of the CEO and other executives.

After consideration of the independence assessment factors provided under the listing standards of The Nasdaq Global Select Market, the Committee determined that the Independent Compensation Consultant is independent and that the work it performed in 2018 did not raise any conflicts of interest.

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EXECUTIVE COMPENSATION

Review of Pay Relative to Peer Groups

In determining 2018 compensation, the Committee adopted a peer group of seventeen companies intended to be closely aligned with the size and nature of operations of the Company’s business (the “Healthcare Equipment Peer Group”). The Healthcare Equipment Peer Group is identified below (at the time, the median revenue approximated $3.3 billion; Dentsply Sirona revenue approximated $3.8 billion):

Dentsply Sirona Peer Group

Baxter International Inc.	Hill-Rom Holdings, Inc.	Steris Plc

Becton, Dickinson and Co.	Hologic, Inc.	Stryker Corporation

Boston Scientific Corporation	Intuitive Surgical, Inc.	Varian Medical Systems Inc.

C.R. Bard, Inc.	Mettler-Toledo International Inc.	Waters Corporation

Edwards Lifesciences Corp.	Patterson Companies, Inc.	Zimmer Biomet Holdings Inc.

Henry Schein, Inc.	PerkinElmer, Inc.

The compensation levels for the NEOs were determined using the Healthcare Equipment Peer Group and a customized selection of companies of similar size, industry and complexity, from a broad compensation survey provided by Willis Towers Watson (together with the Healthcare Equipment Peer Group, the “Peer Groups”). Data from the Peer Groups were considered by the Committee in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value for Mr. Casey as our Chief Executive Officer. The same Peer Groups were considered in evaluating the compensation of Mr. Alexos as our Chief Financial Officer and Mr. Ebling as our General Counsel.

The analysis by the Independent Compensation Consultant reflected that in general, the targeted total direct compensation (base salary, annual incentive and annualized expected value of long-term incentives) of the Company’s executive officers was typically around the 50th percentile of the market, as reflected in the Peer Groups’ data. This is affected by the performance and experience of each executive officer and the performance of the Company relative to the performance targets established in the annual and PRSU incentive plans and can be higher or lower than the expected percentile depending on performance.

The Committee did not consider the overall wealth accumulation of executives in establishing the 2018 levels of compensation, except as it relates to meeting the Company’s stock ownership guidelines for officers, to the extent the prior year’s compensation is considered in the comparative analysis described above, and in recognition that the Company’s compensation program provides the opportunity over time for executives to build additional wealth that is aligned with stockholders.

The Committee also annually reviews the specific components and a comprehensive aggregation of the entire executive compensation pay and programs.

Restructuring Plan and Future Performance

Following Mr. Casey’s appointment in February 2018, the Company’s global management team conducted an extensive diagnosis of the market, the Company and its performance. As a result of the diagnostic examination, on November 5, 2018, the Board of Directors of the Company approved a plan to restructure the Company’s business to support revenue growth and margin expansion and to simplify the Company’s organization through streamlining and consolidating functions, with the understanding that such restructuring plan may continue to evolve as the Company progresses through the continued planning and execution of the plan. The restructuring plan anticipates a net reduction in the Company’s global workforce of approximately 6% to 8%, and the Company will consult with employee representation in connection with the execution of the restructuring plan where required. The Company anticipates that the restructuring

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EXECUTIVE COMPENSATION

will result in annualized topline growth of 3% to 4%, an adjusted operating income margin of 20% by the end of the year 2020, an adjusted operating income margin of 22% by the year 2022 and $200 million to $225 million in net annual cost savings by 2021. The Board of Directors and management of the Company developed the restructuring plan, with the help of leading third-party advisors, in response to a six-month diagnostic examination on the market, the Company and its performance.

The Company’s priorities also include evaluating non-core and underperforming businesses, utilizing free cash flow generation and excess balance sheet capacity to return cash to stockholders and reviewing additional longer-term cost savings opportunities. The Company expects to incur approximately $275 million in one-time expenditures and charges. The Company plans to provide periodic updates on the status of execution of the restructuring plan.

As part of the restructuring plan, the Company is creating a stable platform for growth and more meaningful solutions for dentists built around innovative products and differentiated clinical education. In order to achieve this goal, the Company introduced five key operating principles:

•

Approach customers as one: Put the customer at the center of how Dentsply Sirona is organized. The Company is creating one integrated approach to customer service, direct and indirect selling, and clinical education to strengthen the relationship with the customer and better serve the customers’ needs.

•

Assume greater responsibility for Dentsply Sirona’s demand creation: To better support dealer partners and end-user customers, the Company launched a sales force effectiveness program, with a view to improving returns on sales and marketing investments.

•	Ensure that innovation is substantial and supported: Create a comprehensive R&D program that prioritizes spending across the entire Company portfolio resulting in more impactful innovations each year.

•

Lead in clinical education: Dentsply Sirona is investing to further its leadership position through local training events and enhancing online training presence to strengthen the relationship with the dental professionals.

•

Take advantage of scale: The Company is focused on integrating its dental product portfolios to unlock operational efficiencies, including performance improvements in procurement, logistics, manufacturing, sales force and marketing programs. In addition, Dentsply Sirona is taking significant measures to simplify the business. In combination, these initiatives will improve organizational efficiency and better leverage the Company’s selling, general and administrative infrastructure.

Certain statements in this proxy statement contain forward-looking statements, including, among other things, statements about the Company’s plans, objectives, expectations (financial or otherwise) or intentions. The Company’s forward-looking statements involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following: the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors; the Company’s failure to realize assumptions and projections which may result in the need to record additional impairment charges; the effect of changes to the Company’s distribution channels for its products and the failure of significant distributors of the Company to effectively manage their inventories or purchase required minimum quantities of products; the Company’s ability to control costs and failure to realize expected benefits of cost reduction and restructuring efforts and the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry. Carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company’s most recent Form 10-K, and information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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EXECUTIVE COMPENSATION

Fiscal 2017 and 2018 Performance

Information regarding the Company’s performance in 2017 and expected performance in 2018 was taken into consideration by the Committee when it established the 2018 compensation for the NEOs. For the year ended December 31, 2018, sales were $3.986 million, or $3.949 million excluding precious metal content.

The following table reflects the Company’s sales and earnings in fiscal year 2018 and 2017.

	2018 ($ in millions, except EPS)	2017 ($ in millions, except EPS)	Change (%)
Net Sales	3,986.3	3,993.4	(0.2%)
Net Sales (excluding precious metal content) (1)	3,949.1	3,952.9	(0.1%)
Loss Per Basic Common Share (EPS)	(4.51)	(6.76)	33.3%
Adjusted Earnings Per Diluted Common Share (EPS) (1)	2.01	2.66	(24.4%)

(1)

In this table, the Company is providing GAAP information for “Net Sales” and “Loss Per Basic Common Share” and non-GAAP information for the other measures, as it believes that this presentation of non-GAAP information, for purposes of this CD&A, provides a better measure of performance for comparison purposes. Please see Appendix A to this proxy statement for a reconciliation of non-GAAP information to GAAP information.

Determination of Annual Base Salaries

In establishing 2018 base salaries of the Company’s executives, the Committee strived to reflect the external market value of a particular role as well as the experiences and qualifications that an individual has brought to the role. The primary purpose of the Company’s base salaries was to pay a fair, market competitive rate in order to attract and retain key executives. Base salary adjustments are generally considered annually and have in the past been awarded based on individual performance, level of responsibilities, competitive data from the Peer Group reviews, employee retention efforts, annual salary budget guidelines and the Company’s overall compensation philosophies discussed above. Base salaries are targeted to the 50th percentile of the base pay paid by the Peer Groups for a comparable role in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation, but may be higher or lower based on individual performance and experience level.

The starting point for the Committee in establishing 2018 base salaries and annual incentive awards at the beginning of 2018 was to review the total annual cash compensation of the executive officers against the total annual cash compensation for comparable positions in the Peer Groups. In determining the total annual cash compensation of an executive officer, the Committee established a comparative base salary and what the annual incentive awards for the executive officers would be at the 100% target achievement level (as further described in “Determination of Annual Incentive Awards” below), relative to comparable positions reflected in the Peer Groups. Once the Committee established the appropriate range for base salaries, the Committee adjusted the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and the desire to minimize the risk of losing the services of the executive to another company. Total direct compensation in relation to other executives, as well as prior year individual performance and performance of the business lines for which the executive is responsible, were also taken into consideration in determining any adjustment.

The approved annual base salaries which were effective as of January 1, 2018 for the NEOs are as follows:

Name	2018 Base Salary
Nicholas W. Alexos	$650,000
Keith J. Ebling	$680,000
Dominique P. Legros(1)	€453,183

(1)	Mr. Legros served as Senior Vice President, Equipment, Technologies and Healthcare Segment until March 2019.

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EXECUTIVE COMPENSATION

As of January 1, 2018, Mr. Boehringer’s annualized base salary was €393,008. He received a salary adjustment on April 1, 2018 to an annualized base salary of €410,693. As of January 1, 2018, Mr. Newell’s annualized base salary was $410,000. He received a salary adjustment on April 1, 2018 to an annualized base salary of $428,450. He then received a promotion and his annualized base salary was increased to $475,000 on August 6, 2018.

The annualized base salary for our new Chief Executive Officer who joined the Company in February 2018 is as follows:

Name	2018 Annualized Base Salary
Donald M. Casey, Jr.	$925,000

As described above, effective September 28, 2017, Mr. Thierer’s compensation included a base salary of $1.5 million for a six-month term. Mr. Thierer joined the Company in September 2017 as Interim Chief Executive Officer and was succeeded by Mr. Casey in February 2018.

Determination of Annual Incentive Awards

Rationale

As discussed above under “Compensation Philosophy and Objectives,” the Committee believes in the importance of having a significant portion of an executive’s total annual cash compensation tied to the annual performance of the Company and its businesses. It was intended that this component of the total compensation opportunity be competitive with the market, but that it would also reward executives for good performance and reduce the targeted compensation opportunity for performance that fails to meet the objectives established by the Committee. The Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives in order for their total annual compensation to be more significantly correlated, both upward and downward, to the Company’s performance. The Committee believes this approach helps to align the compensation and objectives of the executives with the Company and its stockholders.

Annual Incentive Award Grant Practices

The Committee annually reviews and establishes targets for annual incentive payouts to be applicable for the performance year. These targets are generally established at the beginning of the performance year in connection with the approval of the Company’s budget for such year. In 2018, the targets were again reviewed. In establishing the target payouts, the Committee evaluated the compensation levels in the Peer Groups. The Committee established performance targets for the executive officers, which if achieved at the 100% level, would result in annual incentive payouts that, in combination with base salary, would be competitive in the 50th percentile range with the total annual compensation of comparable positions in the Peer Groups. If the Company exceeds the targets established by the Committee, the executives are rewarded with higher annual incentive payouts and if the Company falls below the targets, the executives’ bonuses are reduced below the 100% target level, including possibly to zero. The general principle in setting targets and measuring performance is that management is responsible and accountable for the annual financial results of the Company.

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EXECUTIVE COMPENSATION

2018 Annual Incentive Targets

Consistent with the principles outlined above, for 2018, the annual incentive targets for the NEOs ranged from 65% to 120% of base salary depending on the executive’s position, as set forth below.

Name	Target as Percent of Salary
Donald M. Casey, Jr.	120%
Nicholas W. Alexos	75%
Mark A. Thierer(1)	N/A
Keith J. Ebling	75%
Markus Boehringer	65%
William E. Newell	70%
Dominique P. Legros(2)	70%

(1)	Mr. Thierer joined the Company in September 2017 as our Interim Chief Executive Officer and served until February 2018 when he was succeeded by Mr. Casey.
(2)	Mr. Legros served as Senior Vice President, Equipment, Technologies and Healthcare Segment until March 2019.

2018 Annual Incentive Performance Measures

The Committee, and the independent members of the Board in the case of the CEO, determined the general performance measures and other terms and conditions of awards for executives covered under the Company’s Annual Incentive Plan, and the weight attributable to each performance goal for the NEOs. The performance measures established by the Committee for the NEOs at the beginning of 2018, based on the annual budget approved by the Board, were allocated 80% to financial measures and 20% to strategic objectives. A portion of Messrs. Boehringer’s, Newell’s and Legros’ objectives were based on the same objectives as the other NEOs, and the remaining amount of their target incentives were based on the third party sales and contribution margin of their businesses for which they were responsible.

Objective Financial Measures (80% Weight)

40% Internal Sales Growth

	Internal Sales Growth(1)	Payout Level
Threshold	0.5%	50%
Target	1.5%	100%
Maximum	3.0%	200%

40% Adjusted Income versus Budget

	Adjusted Income(2)	Adjusted Income vs. Budget	Payout Level
Threshold	$669.8	90.0%	40%
Target	$744.2	100.0%	90%
Maximum	$781.4	105.0%	200%

(1)	Internal Sales Growth was measured at constant currency and excluding acquisitions, divestitures and discontinued products.

(2)	Adjusted Income was measured on a non-GAAP pretax basis, calculated at constant currency and excluding acquisitions and divestitures.

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Strategic Objectives (20% Weight)

The strategic objective portion of the Annual Incentive Plan award target for the NEO’s comprised 20% of the total potential award. In light of the Company’s 2018 financial performance, the Committee exercised its discretion and elected not to award any portion of such amount.

2018 Financial Measures Achievement

	Target	Actual	Payout Level	Weighting
Internal Sales Growth(1)	1.50%	-1.8%	0%	40%
Adjusted Income vs. Budget(2)	100%	78.7%	0%	40%
Total Financial Objectives			0%	80%
Strategic Objectives			0%	20%
Total Payout			0%

(1)

Internal Sales Growth, a non-GAAP measure, was measured at constant currency and excluding Acquisitions, divestitures and discontinued products. Please see Appendix A – “Internal Sales Growth Reconciliation – AIP Measurement” for a reconciliation of Internal Sales Growth to the corresponding GAAP information.

(2)

Adjusted Income vs. Budget was measured on a non-GAAP pretax basis, calculated at constant currency And excluding acquisitions and divestitures. Please see Appendix A – “Adjusted Income Reconciliation – AIP Measurement” for a reconciliation of Adjusted Income to the corresponding GAAP information.

	Target ($)	Prorated Target ($)(1)	Actual ($)	Payout Level
Donald M. Casey, Jr.	$1,110,000	$982,274	$—	0.0%
Nicholas W. Alexos	$487,500	$487,500	$—	0.0%
Mark A. Thierer(2)	N/A	N/A	N/A	N/A
Keith J. Ebling	$510,000	$510,000	$—	0.0%
Markus Boehringer	€266,950	€266,950	€108,100	40.5%
William E. Newell	$313,128	$313,128	$79,800	25.5%
Dominique P. Legros(3)	€317,228	€317,228	€122,600	38.6%

(1)	Prorated target amount for Mr. Casey for his time in role during 2018.

(2)	Mr. Thierer joined the Company in September 2017 as our Interim Chief Executive Officer and served until February 2018 when he was succeeded by Mr. Casey.

(3)	Mr. Legros served as Senior Vice President, Equipment, Technologies and Healthcare Segment until March 2019.

Determination of Equity Incentive Compensation

Rationale

The third principal component in total compensation for the Company’s executives in 2018 was the award of equity incentives. The long-term incentive program was designed to reward long-term performance and was comprised of three components in 2018 for the executives employed at the beginning of the year:

•	Performance-based restricted stock unit (“PRSU”) awards based on accomplishment of specific three-year performance objectives.

•	Stock option awards designed to reward stock price growth; and

•	Time-based restricted stock unit (“RSU”) awards.

The Committee believes that equity incentive compensation serves an essential purpose in: (i) attracting and retaining senior executives, (ii) providing them with long-term incentives to maximize stockholder value, and (iii) aligning the

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EXECUTIVE COMPENSATION

interests of the executive officers with those of our stockholders. A strong performance-based link is created between stockholder value and executive pay through (i) the long-term performance objectives and stock price performance of the PRSUs, (ii) the fact that stock options gain value to the executive only when and to the extent that share price exceeds the exercise price of the option, and (iii) RSUs gain and lose value in the same way and extent as experienced by the stockholders.

Equity Award Grant Practices

Long-term incentive awards for executive officers generally are made annually, as part of the total remuneration approach to executive compensation. In 2018, the annual awards were made in March. All grants made in 2018 were pursuant to the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan (as amended, the “Omnibus Plan”).

PRSUs (50% of total equity value)

PRSUs awarded in 2018 provided for cliff vesting after three (3) years, with 80% based on a three (3) year performance measure of a specified cumulative non-GAAP EPS target and 20% based on total shareholder return (“TSR”) relative to the S&P 500.

SEC rules provide that the Company does not have to disclose confidential financial information if doing so would result in competitive harm to the Company. The specified cumulative non-GAAP EPS targets are maintained by the Company as confidential and proprietary information. The Committee believes that disclosure of such information would result in competitive harm to the Company. The following is the comparison of the Company’s performance measures for 2018 to the TSR of the S&P 500:

TSR(1)(2)	Threshold		Target		Maximum
Percentile of Peer Group	25	th	50	th	75	th
Payout	50%		100%		200%

(1)	TSR is defined to include stock price appreciation and dividends paid over the relevant period.

(2)	Measurement period of March 6, 2018 (closing stock price of $56.37) to December 31, 2020.

The actual number of shares awarded is calculated by interpolating the actual performance between the various target levels on a straight line basis. PRSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the PRSUs. PRSUs granted in 2018 are forfeited if the executive voluntarily leaves the Company prior to full vesting or qualified retirement and are granted in a pro-rata number of shares calculated by multiplying the number of PRSUs that vest based on actual attainment of the performance criteria by a fraction, the numerator of which equals the number of days the executive was employed from the grant date to the vesting date and the denominator of which equals the total number of days in the performance period. Further details regarding PRSU grants to the 2018 NEOs are provided below under “Executive Compensation Tables – 2018 Grants of Plan-Based Awards.”

Options (25% of total equity value)

Stock options were granted at the closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. The 2018 stock option grants vest and become exercisable over three years—one-third on each of the first three anniversaries following grant—and are exercisable for a maximum of ten years from the grant date, subject to earlier expiration in the event of certain terminations of employment. Individuals generally have 90 days upon termination to exercise any vested stock options; after the 90 days, the stock options are forfeited. Stock options granted in 2018 are forfeited if the executive voluntarily leaves the Company prior to vesting or qualified retirement. The Company’s stock options are typically approved at the Board meeting in February each year, with a grant date that is generally three trading days after the Company’s report of financial results for the prior year. Any grants for newly hired executive officers are typically approved following the executive officer’s employment date and grants generally occur three trading days after the Company’s report of quarterly financial results. Further details regarding option grants to the 2018 NEOs are provided below under “Executive Compensation Tables Grants of Plan-Based Awards.”

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EXECUTIVE COMPENSATION

RSUs (25% of total equity value)

RSUs awarded in 2018 vest over three years—one-third on each of the first three anniversaries following grant—unless otherwise specified in an employment agreement. RSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the RSUs. RSUs granted in 2018 are forfeited if the executive voluntarily leaves the Company prior to full vesting or qualified retirement. Further details regarding RSU grants to the 2018 NEOs are provided below under “Executive Compensation Tables” — “2018 Grants of Plan-Based Awards.”

2018 Achievement

The 2017 PRSUs were based on a three (3) year annual performance measure. Both the non-GAAP EPS growth and the adjusted operating margin were paid out at 0% of target for 2017 and 0% of target for 2018.

The 2016 PRSUs were based on a three (3) year annual performance measure of non-GAAP EPS growth, which was paid out at 30.3%, consisting of 91% of target in 2016, and 0% of targets in 2017 and 2018.

Guidelines and Grant Allocations

Guidelines for the size and type of awards were developed based upon, among other factors, the review of the Peer Group data, input from the Independent Compensation Consultants, shares available for grant under our equity incentive plans, the executive’s position in the Company, his or her contributions to the Company’s objectives, and total direct compensation, as compared to the Peer Groups. Equity awards comprised a larger portion of the NEOs’ compensation to more closely align their compensation and interests with the interests of stockholders. The Committee also took into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage under the Company’s equity incentive plans. In the case of Mr. Casey, his 2018 equity awards reflect both an annual equity award and awards associated with his new hire package.

Equity grants made in 2018 were allocated, assuming annualized expected value of total equity incentive compensation at target performance attainment, as follows:

NEO	Stock Options	RSUs	PRSUs
Donald M. Casey, Jr.	25%	25%	50%
One-Time New Hire Starting Equity Grant	50%	—	50%
One-Time New Hire Make Whole Payment	—	100%	—
Nicholas W. Alexos	25%	25%	50%
Mark A. Thierer	N/A	N/A	N/A
Keith J. Ebling	25%	25%	50%
Markus Boehringer	25%	25%	50%
William E. Newell	25%	25%	50%
Dominique P. Legros	25%	25%	50%

The split between stock options, RSUs and PRSUs was based both on comparisons to the market and the overall risk/reward tradeoff. As the Peer Groups data varies somewhat by position, the Committee generally targeted the equity incentive compensation at or near the median of the Peer Groups at target performance, with an opportunity for incentive compensation to exceed the median if performance is above target. Typically the maximum incentive opportunity (assuming performance exceeds target and meets the maximum targets in the plan) is in the range of the 65th to 75th percentile of the Peer Groups.

Compensation Recoupment Policy

In the event of either (1) a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or (2) material financial, operation or reputational harm to the Company

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caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Possible actions of the Board may include the following: (i) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated, (ii) disciplinary actions, up to and including termination, and/or (iii) the pursuit of other available remedies.

The Board plans to amend this policy to account for any requirements imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law.

Post-Termination Arrangements

Termination of Employment

The Company has entered into employment agreements with all of the 2018 NEOs, which include certain post-termination arrangements. The Committee determined that this is in the best interest of the Company in order to ensure executives focus on serving the Company and stockholder interests without the distraction of possible job and income loss. Details regarding the post-termination arrangements are set forth below under “Employment Agreements and Potential Payments Upon Termination or Change in Control”: “–Payments Made Upon Termination,” “–Payments Made Upon Retirement,” “–Payments Made Upon Resignation with Good Reason, or Termination by the Company without Cause,” “–Termination Upon Death” and “–Termination Upon Disability.”

Details regarding potential payment adjustments in the event that payments or benefits to a NEO would be considered an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), are provided below under “Employment Agreements and Potential Payments Upon Termination or Change in Control,” “–Certain Adjustments in Payments to Executive Officers.”

Details regarding the estimated amounts that each NEO would receive in the event of a termination are set forth below under “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

Termination following Change in Control

The Committee believes that the executive officers who are not in an interim position, including the NEOs, who are terminated without “Cause” (as defined in the employment agreements) or elect to resign with “Good Reason” (as defined in the employment agreements) within two years of a change in control (as defined in the employment agreements) of the Company should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the Company and stockholders during the pendency of a potential change in control transaction or activity without the distraction of possible job and income loss.

The Company’s change in control benefits were viewed as consistent with the practices of companies with whom the Company competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change in control of the Company, in accordance with our equity incentive plans, all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives – that is, restrictions on all outstanding restricted stock units lapse and all non-exercisable stock options become exercisable – in the event of a termination as described in the preceding paragraph, or in the event any outstanding award is not assumed or substituted in connection with the change in control.

Details regarding arrangements in the event of termination following a change in control are set forth below under “Employment Agreements and Potential Payments Upon Termination or Change in Control” “–Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause.”

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EXECUTIVE COMPENSATION

Details regarding the estimated amounts that each NEO would receive in the event of a termination following a change in control are set forth below under the heading “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

Retirement and Other Benefits

The Company also maintained standard benefits consistent with those offered by other major corporations and which are generally available to all of the Company’s full time employees (subject to meeting basic eligibility requirements). The benefits described below are for U.S. employees, however, similar benefits are provided to non-U.S. employees based on local law and benefit programs.

Employee Stock Ownership Plan and 401(k) Plans

Dentsply Sirona offered retirement benefits to its eligible U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan known as the Dentsply Sirona Inc. 401(k) Savings and Employee Stock Ownership Plan. In 2018, the NEOs, who met the eligibility requirements, participated in these plans, and the terms governing the retirement benefits under these plans for them were the same as those applicable to other eligible employees in the U.S. Similarly situated employees, including our executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed; and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan.

Supplemental Executive Retirement Plan and DENTSPLY SIRONA Supplemental Savings Plan

The Company maintained a very limited number of benefit programs that were only available to the NEOs and other senior employees qualifying for eligibility based on salary grade level and time in role. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the DENTSPLY SIRONA Supplemental Savings Plan (“DSSSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the NEOs, whom the Committee concluded were not receiving competitive retirement benefits. SERP participants are approved annually. Credits equal to 11.7% of total annual cash compensation (base salary and any annual incentive awards), reduced by Company contributions to the 401(k) Savings and Employee Stock Ownership Plan, are allocated to the participants’ accounts. No actual funds are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination of employment from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

The DSSSP is a deferred compensation plan that allows management employees of the Company to elect to defer a portion of their base salary and annual incentive bonus for payment at a future time. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the DSSSP. The DSSSP is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (except that executive officers may not defer into Company stock because of implications under Section 16 of the Exchange Act), which are tracked by the Administrator.

Healthcare and Welfare Benefits

Company healthcare, life insurance and other employee welfare benefits are similar for all eligible employees, including the NEOs. Typically, the Company has shared the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each NEO, in a similar fashion to those provided to other U.S. based Dentsply Sirona employees.

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Executive Stock Ownership Guidelines

Because the Committee believes in further linking the interests of management and the stockholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that the Company’s executive management are required to accumulate and hold until the stock ownership guidelines are met. Once in the position, the executive has five (5) years to meet the requirement. During such time, and until the guidelines are met, the executive will be required to hold 100% of the shares vested from RSUs and PRSUs (net of tax). “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement plans, including 401(k) Savings and the Employee Stock Ownership Plan, SERP and salary and/or bonus deferral into the DSSSP, and equity awards pursuant to the equity incentive program, other than stock options and PRSUs until after their performance criteria is met. Under the current guideline established by the Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Executive Chairman (if applicable) and Chief Executive Officer	5X
President	4X
Executive Vice Presidents	3X
Senior Vice Presidents	2X
Group Vice Presidents and Vice Presidents	1X

All NEOs for 2018 were in compliance with the stock ownership guidelines as of the end of 2018.

Tax Deductibility of Executive Compensation

Prior to 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “Tax Act”), Section 162(m) of the Internal Revenue Code, generally disallowed a tax deduction to public companies for compensation in excess of $1 million paid to a “covered employee,” which includes the company’s chief executive officer and its three most-highly compensated executive officers (other than the chief executive officer and the chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act. Pursuant to the Tax Act, for fiscal years beginning after December 31, 2017, the compensation of the chief financial officer is also subject to the deduction limitation. Further, the Tax Act expanded the definition of covered employee to include any individual who was a covered employee in any taxable year beginning after December 31, 2016, so that once an employee is covered under Section 162(m) for any year, that individual will continue to be covered for all future years. Under the prior definition, covered employees were determined each year without regard to whether an individual was a covered employee in a prior year. The Tax Act also expanded the scope of compensation subject to Section 162(m) to include amounts paid to an individual other than the covered employee, including a covered employee’s beneficiary following the employee’s death.

For fiscal years beginning on or before December 31, 2017, certain compensation, including qualified performance-based compensation, was not be subject to the deduction limit if certain requirements were met. Pursuant to the Tax Act, subject to certain transition rules, for fiscal years beginning after December 31, 2017, the performance-based compensation exception to the deduction limitations under Section 162(m) will no longer be available. As a result, for fiscal 2018 and future fiscal years, all compensation in excess of $1 million paid to the specified executives was and will not be deductible, unless it qualifies for transition relief applicable to certain binding written performance-based compensation arrangements in place as of November 2, 2017. No assurance can be given that any future compensation will qualify for the transition relief.

For fiscal 2017 and prior fiscal years, the Committee generally sought ways to limit the impact of Section 162(m); however, the Committee believed (and the current Committee believes) that tax deduction limitations should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. The Human Resources Committee intends to use its business judgment to authorize compensation payments to the Company’s executives that may be subject to the Section 162(m) deduction limit when the Committee believes such payments are appropriate and in the best interests of the Company and our stockholders.

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EXECUTIVE COMPENSATION

Hedging and Pledging of Company Stock

Short sales of Company securities (a sale of securities which are not then owned) and derivative or speculative transactions in Company securities are prohibited under the Company’s insider trading policy. No director, officer or other designated insider is permitted to trade in options, warrants, puts and calls or similar instruments on Company securities. In addition, directors, officers, and other designated insiders are prohibited from holding Company securities in margin accounts or pledging Company securities.

Termination Benefits for Former NEOs

Mr. Thierer joined the Company in September 2017 as Interim Chief Executive Officer and was succeeded by Mr. Casey in February 2018. For a summary of termination benefits for Mr. Thierer see “Employment Agreements and Potential Payments Upon Termination or Change in Control — Estimated Payments Payable to a NEO Upon Termination or Change in Control” beginning on page 71.

2018 Changes to Executive Compensation Program

For 2018, the Committee made a number of changes to the executive compensation program to better align the program with the Company’s strategic and financial performance objectives as reflected in the Company-wide budgeting process. Such changes include the revision of one of the two performance measures used for the long-term performance share awards in order to provide a market comparison to third party performance – the Company no longer uses adjusted operating margin as a performance measure and instead uses total stockholder return (TSR) relative to the S&P 500 Index to determine 20% of the long-term incentive award, and decreased the maximum payout level from 225% to 200%. Beginning in 2018, PRSUs are based on a three (3) year performance measure of Adjusted EPS, as defined in Appendix A. Also in 2018, PRSUs comprised 50% of the Company’s annual grant, an increase from 40% of the Company’s annual grant in 2017.

The Company is continuing to evaluate its compensation programs and may make further changes or additional awards as it seeks to enhance its pay-for-performance compensation programs.

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EXECUTIVE COMPENSATION

Human Resources Committee Report on Executive Compensation

The Human Resources Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this proxy statement. Based on such review and discussions, the Human Resources Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE HUMAN RESOURCES COMMITTEE

Willie A. Deese, Chair

Michael J. Coleman

Betsy D. Holden

Arthur D. Kowaloff

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

For Fiscal Year ended December 31, 2018

The following table sets forth the compensation earned by the NEOs for the fiscal year ended December 31, 2018:

	Name and Principal Position(1)	Fiscal Year	Salary(9) ($)	Bonus(10) ($)	Stock Awards(11) ($)	Option Awards(12) ($)	Non-Equity Incentive Plan Compensation(13) ($)	All Other Compensation(14) ($)	Total ($)
1	Donald M. Casey, Jr.(2) Chief Executive Officer	2018	818,562	500,000	7,825,274	1,823,446	—	371,260	11,338,542

2	Nicholas W. Alexos(3) Executive Vice President, Chief Financial Officer	2018	650,000	—	1,317,563	515,873	—	80,746	2,564,182
		2017	134,795	—	1,024,976	532,802	41,100	—	1,733,673

3	Mark A. Thierer(4) Former Interim Chief Executive Officer	2018	345,205	—	—	—	—	369,231	714,436
		2017	780,822	2,500,000	2,499,980	—	—	—	5,780,802

4	Keith J. Ebling(5) Executive Vice President, General Counsel & Secretary	2018	680,000	—	1,123,807	441,325	—	84,189	2,329,321
		2017	134,795	—	1,024,976	532,802	41,100	—	1,733,673

5	Markus Boehringer(6) Senior Vice President, Regional Commercial Officer - EMEA	2018	459,568	222,275	426,226	166,988	122,277	118,765	1,516,099

6	William E. Newell(7) Senior Vice President, Chief Segment Officer	2018	442,776	205,000	484,950	189,407	79,800	74,282	1,476,215

7	Dominique Legros(8) Former Senior Vice President, Equipment, Technologies and Healthcare Segment	2018	512,618	237,563	465,025	181,897	138,679	82,978	1,618,760

(1)	Principal positions are the positions held at the end of 2018.

(2)	Mr. Casey joined the company as Chief Executive Officer effective February 12, 2018.

(3)

Mr. Alexos joined the Company as Executive Vice President and Chief Administrative Officer effective October 10, 2017. Effective November 11, 2017, he was appointed Executive Vice President and Chief Financial Officer.

(4)	Mr. Thierer served as Interim Chief Executive Officer effective September 28, 2017 through February 11, 2018.

(5)	Mr. Ebling joined the Company as Executive Vice President, General Counsel and Secretary effective October 10, 2017.

(6)

Mr. Boehringer has been with the Company since July 10, 2000. Effective July 1, 2017, he was appointed to Senior Vice President, Regional Commercial Officer for Europe, Middle East and Africa (EMEA). Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

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(7)	Mr. Newell has been with the Company since February 7, 2005. Effective August 6, 2018, he was appointed Senior Vice President and Chief Segment Officer.

(8)

Mr. Legros served as Senior Vice President Equipment, Technologies and Healthcare Segment from November 1, 2017, through August 31 2018, with his resignation effective March 7, 2019. Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

(9)	Compensation paid to Messrs. Casey and Thierer reflects the actual salary paid for the portion of the year they served at the Company, which reflects a prorated payment of their annual base salary.

(10)

Bonus amount for Mr. Casey is for a one-time cash payment at the start of his role as Chief Executive Officer. Bonus amounts for Messrs. Boehringer, Newell and Legros are for one-time cash payments related to the transition of Company Executives in 2017. In 2017, the bonus amount for Mr. Thierer is for a one-time cash payment at the start of his role as Interim Chief Executive Officer.

(11)

Represents the aggregate grant date fair value for PRSUs at target and RSUs granted in each respective year as computed in accordance with FASB ASC Topic 718. The grant date fair value of RSUs and PRSUs, with the cumulative non-GAAP EPS metric, is the closing stock price on the date of grant. The grant date fair value of PRSUs with the market-based metric of TSR uses the Monte Carlo Simulation Method. Mr. Casey’s stock awards of $7,825,274 include an annual grant of $1,000,004 RSUs and $2,100,203 PRSUs at target, and one-time grants of $4,200,016 RSUs and $525,051 PRSUs at target. In 2018, the number of shares that could be granted upon the conversion of PRSUs ranges from zero to a maximum of 2 times the target amount. The value of PRSUs assuming the highest level of performance conditions are achieved is as follows: Mr. Casey: $5,250,508 (including $4,200,406 of PRSUs for the annual grant and $1,050,102 for the one-time equity grant); Mr. Alexos: $1,785,178; Mr. Ebling: $1,522,582; Mr. Boehringer: $577,480; Mr. Newell: $655,582 and Mr. Legros: $630,050.

(12)

Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model as computed in accordance with FASB ASC Topic 718.

Assumptions used in the calculation of these amounts are similar to those included in Note 13, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2019. Mr. Casey’s option awards of $1,823,446 include an annual grant of $1,215,134 stock options and a one-time grant of $608,312 stock options.

(13)

Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2018 and 2017 that were paid in cash in 2019 and 2018, respectively. No annual incentive plan awards were provided to Messrs. Casey, Alexos, Thierer or Ebling for 2018.

(14)	Amounts shown are described in the “All Other Compensation” table that follows.

All Other Compensation

Name of Executive Officer	401(k) Savings Contribution (1) ($)	SERP Contribution (2) ($)	Car Allowance (3) ($)	Relocation (4) ($)	Pension (5) ($)	Severance (6) ($)	Total Other Compensation ($)
Donald M. Casey, Jr.	17,875	134,281	—	219,104	—	—	371,260
Nicholas W. Alexos	17,875	62,871	—	—	—	—	80,746
Mark A. Thierer	—	—	—	—	—	369,231	369,231
Keith J. Ebling	17,875	66,314	—	—	—	—	84,189
Markus Boehringer	—	—	13,099	—	105,666	—	118,765
William E. Newell	17,875	55,541	—	866	—	—	74,282
Dominique Legros	—	—	13,031	16,967	52,980	—	82,978

(1)

Represents the 3% non-elective cash contributions and up to 3.5% of matching cash contributions by the Company into a 401(k) Savings Plan for U.S. NEOs up to the allowable statutory limit. For every dollar an employee

56    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

contributes up to 6%, the employer will match 100% on the first 1% and 50% on the next 5%, for a total employer contribution opportunity of 6.5%. Mr. Thierer was not eligible to receive the contribution in 2018.

(2)

Represents Company credits for the 2018 plan year to the U.S. SERP, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Mr. Thierer was not eligible for credits in 2018. Additional information is provided below under “Non-Qualified Deferred Compensation.”

(3)	Represents payments for car leases. Amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

(4)

Represents amounts for relocation expenses incurred in 2018. The relocation amount for Mr. Casey includes his move to York, PA and Charlotte, NC. The relocation for Mr. Legros is for his move from Switzerland to Germany in 2018.

(5)

Amounts for Mr. Boehringer and Mr. Legros represent Company credits for the 2018 year to German pension programs, which are defined contribution plans. Amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year. Further information on the defined contribution plans is available in ‘Note 15 – Benefit Plans’ in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2019.

(6)	Represents severance payment received by Mr. Thierer, which included base salary he would have received had his employment continued through March 27, 2018.

DENTSPLY SIRONA INC. – Proxy Statement     57

EXECUTIVE COMPENSATION TABLES

2018 Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2018:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Stock Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum* (#)
Donald M. Casey, Jr.
Incentive Compensation		—	982,274	1,964,548	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/6/2018	—	—	—	—	—	—	17,740	—	—	1,000,004
PRSUs	3/6/2018	—	—	—	23,417	35,480	70,960	—	—	—	2,100,203
Options	3/6/2018	—	—	—	—	—	—	—	81,500	56.37	1,215,134
One-Time Equity Grant
RSUs	3/6/2018	—	—	—	—	—	—	74,508	—	—	4,200,016
PRSUs	3/6/2018	—	—	—	5,854	8,870	17,740	—	—	—	525,051
Options	3/6/2018	—	—	—	—	—	—	—	40,800	56.37	608,312
Nicholas W. Alexos
Incentive Compensation		—	487,500	975,000	—	—	—	—	—	—	—
RSUs	3/6/2018	—	—	—	—	—	—	7,539	—	—	424,973
PRSUs	3/6/2018	—	—	—	9,952	15,079	30,158	—	—	—	892,589
Options	3/6/2018	—	—	—	—	—	—	—	34,600	56.37	515,873
Mark A. Thierer
Incentive Compensation		—	—	—	—	—	—	—	—	—	—
Keith J. Ebling
Incentive Compensation		—	510,000	1,020,000	—	—	—	—	—	—	—
RSUs	3/6/2018	—	—	—	—	—	—	6,431	—	—	362,515
PRSUs	3/6/2018	—	—	—	8,488	12,861	25,722	—	—	—	761,291
Options	3/6/2018	—	—	—	—	—	—	—	29,600	56.37	441,325
Markus Boehringer
Incentive Compensation		—	301,961	679,412	—	—	—	—	—	—	—
RSUs	3/6/2018	—	—	—	—	—	—	2,439	—	—	137,486
PRSUs	3/6/2018	—	—	—	3,219	4,878	9,756	—	—	—	288,740
Options	3/6/2018	—	—	—	—	—	—	—	11,200	56.37	166,988
William E. Newell
Incentive Compensation		—	313,128	670,832	—	—	—	—	—	—	—
RSUs	3/6/2018	—	—	—	—	—	—	2,661	—	—	150,001
PRSUs	3/6/2018	—	—	—	3,513	5,322	10,644	—	—	—	315,025
Options	3/6/2018	—	—	—	—	—	—	—	12,200	56.37	181,897
RSUs	11/13/2018	—	—	—	—	—	—	195	—	—	7,158
PRSUs	11/13/2018	—	—	—	257	390	780	—	—	—	12,766
Options	11/13/2018	—	—	—	—	—	—	—	800	36.71	7,510
Dominique Legros
Incentive Compensation		—	358,833	807,373	—	—	—	—	—	—	—
RSUs	3/6/2018	—	—	—	—	—	—	2,661	—	—	150,001
PRSUs	3/6/2018				3,513	5,322	10,644	—	—	—	315,025
Options	3/6/2018	—	—	—	—	—	—	—	12,200	56.37	181,897

58    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

(1)

Amounts shown represent threshold, target and maximum amounts for the 2018 Annual Incentive Plan. The maximum award under the 2018 Annual Incentive Plan is base salary, multiplied by the target incentive compensation percentage, multiplied by two (2) for Messrs. Casey, Alexos and Ebling, multiplied by 2.25 for Messrs. Boehringer and Legros and multiplied by a proration between two (2) and 2.25 for Mr. Newell based on his time in role. The minimum amount payable under the 2018 Annual Incentive Plan is zero. Payments or deferrals made under the Annual Incentive Plan for 2018 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table For Fiscal Year ended December 31, 2018.” Refer to the “Compensation Discussion and Analysis - Determination of Annual Incentive Awards” for a description of the performance measures and criteria for payment of Non-Equity Incentive Plan Compensation.

(2)

These amounts represent the number of PRSUs that may vest depending on attainment of performance targets. PRSUs awarded in 2018 provided for cliff vesting after three (3) years, with 80% based on a three (3) year performance measure of a specified cumulative non-GAAP EPS target and 20% total shareholder return (“TSR”) relative to the S&P 500. The amount in the “Threshold” column shows the number of shares that will be paid out, assuming the Company achieves the minimum performance levels required for the payment of shares. Performance targets and target awards are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.” RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.

(3)

These amounts represent time-vesting RSUs. RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients. The terms of these grants are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.”

(4)

The grant date fair value of RSUs and PRSUs, with the cumulative non-GAAP EPS metric, is the closing stock price on the date of grant. The grant date fair value of PRSUs with the market-based metric of TSR uses the Monte Carlo Simulation method. The grant date fair value of options uses the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are similar to those included in Note 13, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed on March 8, 2019.

DENTSPLY SIRONA INC. – Proxy Statement     59

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the stock option awards and stock awards outstanding as of December 31, 2018 for the NEOs:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Donald M. Casey, Jr.
Annual Equity Grants	—	81,500	81,500	56.37	3/6/2028	—	—	—	—
						—	—	28,384	1,056,169
						—	—	7,096	264,042
						17,740	660,105	—	—
One-Time Equity Grants	—	40,800	40,800	56.37	3/6/2028	—	—	—	—
						—	—	7,096	264,042
						—	—	1,774	66,011
						74,508	2,772,443	—	—

	—	122,300	122,300			92,248	3,432,548	44,350	1,650,264

Nicholas W. Alexos	12,700	25,400	38,100	57.57	10/10/2027	—	—	—	—
	—	34,600	34,600	56.37	3/6/2028	—	—	—	—
						17,804	662,487		—
						—	—	12,063	448,864
						—	—	3,016	112,225
						7,539	280,526	—	—

	12,700	60,000	72,700			25,343	943,013	15,079	561,090

Mark A. Thierer	—	—	—			—	—	—	—

	—	—	—			—	—	—	—

Keith J. Ebling	12,700	25,400	38,100	57.57	10/10/2027	—	—	—	—
	—	29,600	29,600	56.37	3/6/2028	—	—	—	—
	—	—	—			17,804	662,487	—	—
	—	—	—			—	—	10,289	382,854
						—	—	2,572	95,704
						6,431	239,298	—	—

	12,700	55,000	67,700			24,235	901,784	12,861	478,558

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EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Markus Boehringer	25,300	—	25,300	33.86	12/8/2019	—	—	—	—
	22,900	—	22,900	36.62	2/11/2021	—	—	—	—
	17,700	—	17,700	38.74	2/21/2022	—	—	—	—
	13,600	—	13,600	40.86	2/25/2023	—	—	—	—
	14,300	—	14,300	45.11	2/24/2024	—	—	—	—
	12,800	—	12,800	52.00	2/23/2025	—	—	—	—
	6,600	3,300	9,900	55.91	2/17/2026	—	—	—	—
	3,133	6,267	9,400	62.34	2/22/2027	—	—	—	—
	367	733	1,100	55.33	8/11/2027	—	—	—	—
	—	11,200	11,200	56.37	3/6/2028	—	—	—	—
						618	22,996	—	—
						2,719	101,174	—	—
						—	—	2,438	90,718
						1,829	68,057	—	—
						—	—	270	10,047
						203	7,554	—	—
						—	—	3,903	145,231
						—	—	975	36,280
						2,439	90,755	—	—

	116,700	21,500	138,200			7,808	290,536	7,586	282,275

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EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
William E. Newell	11,400	—	11,400	33.86	12/8/2019	—	—	—	—
	10,800	—	10,800	36.62	2/11/2021	—	—	—	—
	19,000	—	19,000	38.74	2/21/2022	—	—	—	—
	13,800	—	13,800	40.86	2/25/2023	—	—	—	—
	14,500	—	14,500	45.11	2/24/2024	—	—	—	—
	13,500	—	13,500	52	2/23/2025	—	—	—	—
	6,933	3,467	10,400	55.91	2/17/2026	—	—	—	—
	3,300	6,600	9,900	62.34	2/22/2027	—	—	—	—
	500	1,000	1,500	55.33	8/11/2027	—	—	—	—
	—	12,200	12,200	56.37	3/6/2028	—	—	—	—
	—	800	800	36.71	11/13/2028	—	—	—	—
						650	24,187	—	—
						2,862	106,495	—	—
							—	2,567	95,518
						1,925	71,629	—	—
							—	386	14,363
						290	10,791	—	—
							—	4,258	158,440
							—	1,064	39,591
						2,661	99,016	—	—
							—	312	11,610
							—	78	2,902
						195	7,256	—	—

	93,733	24,067	117,800			8,583	319,373	8,665	322,425

Dominique Legros	5,300	—	5,300	40.86	2/25/2023	—	—	—	—
	5,600	—	5,600	45.11	2/24/2024	—	—	—	—
	8,400	—	8,400	52	2/23/2025	—	—	—	—
	4,333	2,167	6,500	55.91	2/17/2026	—	—	—	—
	2,200	4,400	6,600	62.34	2/22/2027	—	—	—	—
	933	1,867	2,800	55.33	8/11/2027	—	—	—	—
	—	12,200	12,200	56.37	3/6/2028	—	—	—	—
						407	15,144	—	—
						1,789	66,569	—	—
						—	—	1,700	63,257
						1,275	47,443	—	—
						—	—	715	26,605
						536	19,945	—	—
						—	—	4,258	158,440
						—	—	1,064	39,591
						2,661	99,016	—	—

	26,766	20,634	47,400			6,668	248,116	7,737	287,894

62    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

(1)

Except for Mr. Casey’s starting equity stock option grant, options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Mr. Casey’s one-time equity stock option grant of 40,800 has cliff vesting and is exercisable three years after the date of grant.

Expiration Date	Vesting Schedules
3/6/2028	Will vest on March 6, 2021

Other options granted to Messrs. Casey, Alexos, Ebling, Boehringer and Newell, as applicable, vest as follows:

Expiration Date	Vesting Schedules
2/17/2026	The remaining one-third vested February 17, 2019.
2/22/2027	One-third vested February 22, 2019, and the remaining one-third will vest on February 22, 2020.
8/11/2027	One-third will vest August 11, 2019 and the remaining one-third will vest on August 11, 2020.
10/10/2027	One-third will vest October 10, 2019, and the remaining one-third will vest October 10, 2020.
3/6/2028	One-third vested March 6, 2019, one-third will vest March 6, 2020, and one-third will vest March 6, 2021.
11/13/2028	One-third will vest November 13, 2019, one-third will vest November 13, 2020 and one-third will vest November 13, 2021.

Options granted to Mr. Legros vest as follows:

Expiration Date	Vesting Schedules
2/17/2026	The remaining one-third vested February 17, 2019.
2/22/2027	One-third vested on February 22, 2019 and remaining one-third accelerated vesting on March 7, 2019
8/11/2027	The remaining two-thirds accelerated vesting on March 7, 2019
3/6/2028	One-third vested on March 6, 2019 and remaining two-thirds accelerated vesting on March 7, 2019

(2)

The Company’s stock options are typically approved at the Board meeting in February each year, with a grant date that is generally three business days after the Company’s report of financial results for the prior year.

(3)	Stock options generally expire ten years after the grant date.

(4)	RSUs restrictions lapse and the units convert to shares of stock based on the schedules below, except that they become immediately vested upon death, disability or qualified retirement, as applicable.

Mr. Casey’s RSUs with the following grant date will vest as indicated below:

Grant Date	Vesting Schedules
3/6/2018	Annual equity grant of RSUs vested one-third on March 6, 2019, one-third will vest on March 6, 2020 and one-third will vest on March 6, 2021.
3/6/2018	One-time equity grant of RSUs vested 25% on March 6, 2019, 25% will vest on March 6, 2020 and 50% will vest on March 6, 2021.

DENTSPLY SIRONA INC. – Proxy Statement     63

EXECUTIVE COMPENSATION TABLES

For Messrs. Alexos and Ebling, RSU with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
10/10/2017	will vest on October 10, 2020
3/6/2018	vested one-third on March 6, 2019, one-third will vest on March 6, 2020 and one-third will vest on March 6, 2021.

For Mr. Boehringer, the PRSUs granted in 2016 are included at the actual amounts based on performance attainment. RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
2/17/2016	vested on February 17, 2019
2/22/2017	will vest on February 22, 2020
8/11/2017	will vest on August 11, 2020
3/6/2018	vested one-third on March 6, 2019, one-third will vest on March 6, 2020 and one-third will vest on March 6, 2021.

For Mr. Newell, PRSUs granted in 2016 are included at the actual amounts based on performance attainment. RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
2/17/2016	vested on February 17, 2019
2/22/2017	will vest on February 22, 2020
8/11/2017	will vest on August 11, 2020
3/6/2018	vested one-third on March 6, 2019, one-third will vest on March 6, 2020 and one-third will vest on March 6, 2021.
11/13/2018	will vest one-third on November 13, 2019, one-third will vest on November 13, 2020 and one-third will vest on November 13, 2021

For Mr. Legros, the PRSUs granted in 2016 are included at the actual amounts based on performance attainment. RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
2/17/2016	vested on February 17, 2019
2/22/2017	accelerated vesting on March 7, 2019
8/11/2017	accelerated vesting on March 7, 2019
3/6/2018	vested one-third on March 6, 2019 and remaining two-thirds accelerated vesting on March 7, 2019

(5)	The market value represents the number of RSUs granted, multiplied by the December 31, 2018 stock closing market price of $37.21.

(6)

Includes PRSUs at target (prior to attainment), which are subject to three (3) year cliff vesting. Restrictions lapse and the units convert to shares of stock three years after the date of grant or when attainment is known, and that a performance objective is met, except that they become immediately vested upon death or disability. PRSUs are shown at the target amount for the grants made February 22, 2017, August 11, 2017, March 6, 2018, and November 13, 2018, as applicable.

(7)	The market value represents the number of PRSUs granted at the target amount, multiplied by the December 31, 2018 stock closing market price of $37.21.

64    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Options Exercises and Stock Vested

The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2018.

	Option Awards(1)		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald M. Casey, Jr.	—	—	—	—
Nicholas W. Alexos	—	—	—	—
Mark A. Thierer	—	—	42,326	2,420,201
Keith J. Ebling	—	—	—	—
Markus Boehringer	23,400	281,340	5,880	339,100
William E. Newell	12,150	126,360	6,190	356,977
Dominique Legros	—	—	3,869	223,125

(1)	The dollar amounts shown are based on the fair market value of our common stock on the date of exercise. Messrs. Casey, Alexos, Thierer, Ebling and Legros did not exercise stock options in 2018.

(2)	The amounts shown are calculated based on the closing price of a share of common stock on Nasdaq on the date of vesting. Messrs. Casey, Alexos and Ebling did not have any stock awards vest in 2018.

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions(1) ($)	Registrant Contributions(2) ($)	Aggregate Earnings ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance(4) ($)
Donald M. Casey, Jr.	Supplemental Executive Retirement Plan	—	134,281	—		—	134,281
Nicholas W. Alexos	Supplemental Executive Retirement Plan	—	62,871	—		—	62,871
Mark A. Thierer	Supplemental Executive Retirement Plan	—	—	—		—	—
Keith J. Ebling	Supplemental Executive Retirement Plan	—	66,314	—		—	66,314
Markus Boehringer	Supplemental Executive Retirement Plan	—	—	—		—	—
William E. Newell	Supplemental Executive Retirement Plan	—	55,541	(220,307	)(3)	—	419,221
Dominique Legros	Supplemental Executive Retirement Plan	—	—	—		—	—

(1)	The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.

(2)	Amounts represent unfunded credits allocated to participants’ accounts for 2018. They are included in the “All Other Compensation” column in the Summary Compensation Table.

(3)

Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts with dividend equivalents, with stock units being distributed in the form of common stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2018. Earnings are calculated using market rates. For this reason, these amounts are

DENTSPLY SIRONA INC. – Proxy Statement     65

EXECUTIVE COMPENSATION TABLES

not reported in the “All Other Compensation” column in the Summary Compensation Table for Fiscal Year ended December 31, 2018. Earnings are not reported to the Internal Revenue Service until withdrawn.

(4)

The aggregate balances represent the vested balance at the end of 2018 for Mr. Newell. The aggregate balance for Messrs. Casey, Alexos and Ebling represent the 2018 contribution, in which they were 0% vested at of the end of 2018 based on their years of service.

The table below discloses potential distributions of the SERP for the NEOs as if they had been terminated as of December 31, 2018:

Name of Officer	Retirement ($)	Employee Resignation ($)	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Termination After Change in Control ($)	Death ($)
Donald M. Casey, Jr.(1)	—	—	88,840	88,840	88,840	—
Nicholas W. Alexos(2)	—	—	47,122	47,122	47,122	—
Mark A. Thierer(5)	—	—	—	—	—	—
Keith J. Ebling(3)	—	—	49,741	49,741	49,741	—
Markus Boehringer(5)	—	—	—	—	—	—
William E. Newell(4)	419,221	419,221	542,210	542,210	542,210	419,221
Dominique Legros(5)	—	—	—	—	—	—

(1)

Mr. Casey would be entitled to additional contributions to the plan for the years 2019 and 2020, if he terminated his employment with the Company with Good Reason or was terminated by the Company without Cause. Mr. Casey would be entitled to additional contributions to the plan for the years 2019 and 2020 if there was a change in control of the Company. Estimated contributions for 2019 and 2020 are based on Mr. Casey’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2019, the $280,000 maximum salary multiplied by 6.5% Company contribution). He has elected to receive his SERP account distribution in a lump sum payment.

(2)

Effective March 2019, Mr. Alexos would be entitled to additional contributions to the plan for the years 2019 and 2020, if he terminated his employment with the Company with Good Reason. Mr. Alexos would be entitled to additional contributions to the plan for the years 2019 and 2020, if he was terminated by the Company without Cause. Mr. Alexos would be entitled to additional contributions to the plan for the years 2019 and 2020 if there was a change in control of the Company. Estimated contributions for 2019 and 2020 are based on Mr. Alexos’ base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2019, the $280,000 maximum salary multiplied by 6.5% Company contribution). He has elected to receive his SERP account distribution in a lump sum payment.

(3)

Effective March 2019, Mr. Ebling would be entitled to additional contributions to the plan for the years 2019 and 2020, if he terminated his employment with the Company with Good Reason. Mr. Ebling would be entitled to additional contributions to the plan for the years 2019 and 2020, if he was terminated by the Company without Cause. Mr. Ebling would be entitled to additional contributions to the plan for the years 2019 and 2020 if there was a change in control of the Company. Estimated contributions for 2019 and 2020 are based on Mr. Ebling’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2019, the $280,000 maximum salary multiplied by 6.5% Company contribution). He has elected to receive his SERP account distribution in a lump sum payment.

(4)

Mr. Newell’s SERP account balance was $419,221 as of December 31, 2018. He would be entitled to additional contributions to the plan for the years 2019 and 2020, if he terminated his employment with the Company with Good Reason or was terminated by the Company without Cause. Mr. Newell would be entitled to additional contributions to the plan for the years 2019 and 2020 if there was a change in control of the Company. Estimated contributions for 2019 and 2020 are based on Mr. Newell’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2019, the $280,000 maximum salary multiplied by 6.5% Company contribution). He has elected to receive his SERP account distribution in a lump sum payment.

(5)	Mr. Thierer was not eligible to receive SERP contributions for 2018. Messrs. Boehringer and Legros are not eligible to participate in the U.S. SERP.

66    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Employment Agreements and Potential Payments Upon Termination or Change in Control

Dentsply Sirona has entered into employment agreements with all of the NEOs who were in office at the end of 2018. Following is a discussion of the material terms of such NEOs’ employment agreements for our NEOs employed at the end of 2018 as of December 31, 2018:

GENERAL TERMS

Name of Executive Officer	Effective Date	Term	Annual Base Salary	Signing Bonus	Non-Equity Incentive	Equity Incentive	Benefits	Non- compete/ non-solicit
Donald M. Casey, Jr.	2/12/2018	3 years and 24 month renewals unless terminated	$925,000 (annual base salary subject to periodic review)	“Make- whole” cash payment of $500,000	120% target bonus pro-rated for length of service in 2018

Annual equity incentive compensation of $4,000,000 grant date fair value annually for fiscal years commencing during the term of employment.

For 2018, one-time make whole compensation of $1,000,000 grant date fair value, weighted equally between stock options and performance-based restricted stock units; and one-time make whole compensation of $4,200,000 grant date fair value time-based restricted stock units

							Participation in Company plans.	2 years
Nicholas W. Alexos	10/10/2017	1 year and 12 month renewals unless terminated	$600,000 (subject to annual review)	N/A	75% target bonus pro-rated for length of service in 2017	Equity incentive awards, the value, type, and terms of which will be determined by compensation committee of the Board	Participation in Company plans.	2 years
Keith J. Ebling	10/10/2017	1 year and 12 month renewals unless terminated	$680,000 (subject to annual review)	N/A	75% target bonus pro-rated for length of service in 2017	Equity incentive awards, the value, type, and terms of which will be determined by compensation committee of the Board	Participation in Company plans.	2 years
William E. Newell	7/1/2017	12 month renewals unless terminated	$475,000 (subject to annual review)	N/A	70% target bonus	Equity incentive awards, the value, type, and terms of which will be determined by compensation committee of the Board	Participation in Company plans.	2 years
Markus Boehringer	12/1/2000	N/A	€300,000	N/A	50% target bonus, subject to continued employment on December 31 of relevant calendar year	Eligible for participation in Company Equity Incentive Plans, under which grants are made at discretion of the Board	Company car, not to exceed monthly net leasing cost of €1,360; voluntary retirement pension.	2 years

In January 2018, the Company entered into an employment agreement with Mr. Casey pursuant to which he will serve as Chief Executive Officer of the Company, be paid an annual base salary of $925,000, be eligible for a target annual incentive payout of 120% of base salary (on a pro-rated basis for 2018), be eligible for annual long-term incentive compensation with a grant date fair value of $4 million, receive a starting equity grant (weighted equally between stock options and performance stock units) with a grant date fair value of $1 million generally vesting after three years subject to continued employment, and receive two awards intended to compensate him for incentive compensation he forfeited

DENTSPLY SIRONA INC. – Proxy Statement     67

EXECUTIVE COMPENSATION TABLES

by reason of leaving his previous employer, a $500,000 cash payment that is repayable if he voluntarily terminates his employment within one year and a restricted stock unit award with a grant date fair value of $4.2 million generally vesting subject to continued employment over three years at the rate 25%, 25% and 50% per annum, respectively.

In March 2019, the Company entered into amendments to our employment agreements with Messrs. Casey, Alexos and Ebling. The amendment of Mr. Casey’s agreement clarifies that he would be entitled to severance in connection with termination of his employment upon expiration of the term of his Agreement by reason of the Company providing a notice of non-renewal of the Agreement. In addition, the amendments to the agreements with Messrs. Alexos and Ebling allow each of Mr. Alexos and Mr. Ebling to terminate their employment for Good Reason (as defined in each of the amendments), subject to terms and conditions set forth in the Agreements, and receive severance on account of a Good Reason termination, make corresponding changes to reflect such Good Reason termination concept throughout the Agreements. The amendments of the agreements with Messrs. Alexos and Ebling would also give such executives the right to receive outplacement services if their employment is terminated under circumstances resulting in severance payment rights for the executive.

Payments Upon Termination and/or Change in Control

Below is a summary of potential payments owed to the NEOs upon termination and/or change in control pursuant to their respective employment agreements in connection with any applicable Company plan or plans. According to the employment agreements of Messrs. Casey, Alexos, Newell and Ebling, all such payments except for those listed under “Payments Made Upon Termination” below are subject to the signing and not revoking of a general release of claims. Additionally, in the case of Messrs. Casey, Alexos and Ebling, payments listed under “Payments Made Upon Resignation with Good Reason, or Termination by the Company without Cause” and those listed under “Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause” are additionally subject to the signing and not revoking of a separation agreement on or before the 50th day following separation from service.

Payments Made Upon Termination

Each NEO (except with respect to (2) below, which shall only apply to Messrs. Casey, Alexos, Newell and Ebling) would be entitled to receive amounts previously earned and unpaid during his or her employment, regardless of the reason for the termination of employment. Those amounts include:

(1)	any unpaid portion of the executive’s annual base salary earned through the date of termination;

(2)	any earned but unpaid annual incentive payout for the prior fiscal year, except in the case of a termination of executive’s employment for Cause or, in the case of Mr. Casey, Good Reason;

(3)	any reasonable travel and business expenses incurred in the performance of such executive’s duties to the Company;

(4)	any amounts or benefits accrued under any employee benefit plans, programs or arrangements, payable in accordance with the terms thereof, including:

(a)	vested stock options could be exercised within 90 days of termination;

(b)	lump sum distributions would be made for amounts accrued and vested through the 401(k) Savings and ESOP;

(c)	distributions would be made for amounts accrued and vested through the SERP and DSSSP; and

(5)	any accrued but unused paid time off.

Payments Made Upon Retirement

In addition to the items listed above, each NEO would be entitled to the following in the event of a “qualified retirement.” Under the Omnibus Plan (which defines “qualified retirement” as age 65):

(1)	Awards with only a time qualification for vesting will fully vest on the date of retirement;

(2)	Awards having any performance criteria will fully vest at target on the date of retirement; and

(3)	Options will fully vest on the date of retirement.

68    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Under the 2010 DENTSPLY International Inc. Equity Incentive Plan (which defines a “qualified retirement” as age 65 or age 60 with fifteen years of service):

(1)	Awards with only a time qualification for vesting will fully vest if such retirement occurs no earlier than the one year anniversary of the grant date of the award;

(2)

Awards having any performance criteria will fully vest only upon and when both of the following have occurred: (i) if the qualified retirement occurs no earlier than the one year anniversary of the grant date of the award, and (ii) all of the performance criteria associated with the award are met; and

(3)	Options will fully vest on the date of retirement if the retirement date is more than one year after the grant date.

Payments Made Upon Resignation with Good Reason, or Termination by the Company without Cause

If any of Messrs. Casey, Alexos, Newell or Ebling resigns with Good Reason, or is terminated by the Company without Cause or the term of the employment agreement is not renewed, such NEO would be entitled during the Termination Period (as defined below), in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

an amount equal to two (2) times the sum of (A) the then current annual salary plus (B) the target bonus immediately preceding the date of termination, payable in equal installments in accordance with the Company’s regular payroll practice (bi-weekly salary and lump sum bonus payments in February of the following year);

(2)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year);

(3)

equity awards which are outstanding as of the date of termination will remain outstanding, continue to vest for a period of twenty-four (24) months following the date of termination, and remain exercisable until the earlier of ninety (90) days following the twenty-four (24) month anniversary after the date of termination or the date such equity award would have expired had such executive remained in continuous employment;

(4)

an amount equal to the amount of premiums the executive would have been required to pay to continue such executive’s and his or her covered dependents’ medical, dental and vision coverage in effect on the date of termination under the Company’s group healthcare plans pursuant to COBRA for twenty-four (24) months following the date of termination;

(5)

continuation of life and accidental death and dismemberment benefits for twenty-four (24) months following the date of termination, at no greater cost to executive than the cost immediately prior to the date of termination;

(6)	twenty-four (24) months of additional service credit under any applicable pension plan (to the extent not covered by (7) below); and

(7)

with respect to any defined contribution plan in which such executive participates, a lump sum cash payment equal to the sum of (A) the amount that would have been contributed or credited to such plan on such executive’s behalf during the twenty-four (24) months following termination and (B) the excess, if any, of such executive’s account balance under the pension plan as of the termination date over the portion of such account balance that is nonforfeitable per the terms of the plan; and

(8)

with respect only to Messrs. Casey, Alexos and Ebling, outplacement services commensurate with those customarily provided to senior executive officers through a vendor mutually selected by the Company and Executive during the eighteen (18) months following termination or, if earlier, until he secures employment.

“Termination Period” shall mean the period beginning on the date of termination and ending on the earlier of (i) the second anniversary of the date of such termination, or (ii) the date on which the executive first violates certain restrictive covenants (including confidentiality, non-competition, non-solicitation).

If Mr. Boehringer is terminated by the Company for any reason other than a change in control, he is entitled to the contract remuneration, minus any amounts he otherwise receives by law as a result of the termination, for a period beginning on the date of the termination notice and ending the earlier of (i) one (1) year after the termination notice or (ii) the date on which he is eligible for unreduced old age pension.

DENTSPLY SIRONA INC. – Proxy Statement     69

EXECUTIVE COMPENSATION TABLES

Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause

If, within two (2) years after a change in control (as defined in the applicable employment agreements), any of Messrs. Casey, Alexos, or Newell terminates employment with Good Reason, or, in the case of Messrs. Casey, Alexos, Newell and Ebling, the Company terminates employment without Cause, Messrs. Casey, Alexos, Newell and Ebling will receive, in addition to the payments and benefits set forth above under “Payments Made Upon Termination,” and in lieu of the payments and benefits described under “Payments Made Upon Termination with Good Reason by the Executive Officer, or Termination by the Company without Cause” the following:

(1)	lump sum payment equal to two (2) times, with respect to Messrs. Alexos, Newell and Ebling, the sum of (A) the then current annual salary plus (B) the target bonus;

(2)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year);

(3)

an amount equal to the amount of premiums the executive would have been required to pay to continue such executive’s and his or her covered dependents’ medical, dental and vision coverage in effect on the date of termination under the Company’s group healthcare plans pursuant to COBRA for twenty-four (24) months following the date of termination;

(4)

continuation of life and accidental death and dismemberment benefits for twenty-four (24) months following the date of termination, at no greater cost to executive than the cost immediately prior to the date of termination;

(5)	twenty-four (24 months, with respect to Messrs. Alexos, Newell and Ebling, of additional service credit under any applicable pension plan (to the extent not covered by (6) below); and

(6)

with respect to any defined contribution plan in which such executive participates, a lump sum cash payment equal to the sum of (A) the amount that would have been contributed or credited to such plan on such executive’s behalf during the twenty-four (24) months following termination and (B) the excess, if any, of such executive’s account balance under the pension plan as of the termination date over the portion of such account balance that is nonforfeitable per the terms of the plan.

Under Mr. Boehringer’s employment agreement, he is covered by the Dentsply International Inc. Executive Change of Control Separation Plan, which provides for the following upon a “change of control” as defined in the plan if within two (2) years thereafter, (a) the Company and/or a subsidiary terminates his employment without Cause (as defined in the plan) or (b) Mr. Boehringer terminates his employment for Good Reason (as defined in the plan):

(1)	lump sum payment equal to two (2) times, the sum of (A) the then current annual salary plus (B) the target bonus;

(2)	lump sum payment equal to the pro-rata share of the annual incentive payout; and

(3)

continuation of medical and dental coverage in effect on the date of termination for twenty-four (24) months following the date of termination, at no greater cost to executive than the cost immediately prior to the date of termination.

Termination Upon Death

If Messrs. Casey, Alexos, Newell or Ebling separates from the Company due to death, such NEO’s estate or beneficiaries would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following (other than, with respect to Mr. Casey only, (1) and (4) below, which do not apply):

(1)	lump sum payment equal to the executive’s annual base salary as in effect on the date of death;

(2)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year);

(3)	outstanding equity awards will vest in full as of the date of termination, with any performance based awards vesting at the greater of target or actual performance through the date of termination; and

(4)

contributions would be made to the 401(k) Savings and Employee Stock Ownership Plan, deferred compensation allowance and Supplemental Executive Retirement Plans for the year of the death and lump sum distributions would be made to the beneficiaries.

70    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

If Mr. Boehringer separates from the Company due to death, Mr. Boehringer’s widow and children of the marriage would be eligible to receive the following, but with respect to children, only insofar as they are under age 26 and have not completed their education:

(1)

the continued payment of monthly payments of the base salary last received by the executive, for a period that is the lesser of (i) the remainder of the period until termination, if the executive has provided the Company with notice of termination a minimum of six months before the end of the calendar quarter, or (ii) twelve (12) months; and

(2)	payment equal to the pro-rata share of the annual incentive payout due until the death of the executive.

Termination Upon Disability

If Messrs. Casey, Alexos, Newell or Ebling separates from the Company due to disability, such NEO would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year); and

(2)	outstanding equity awards will vest in full as of the date of termination, with any performance based awards vesting at the greater of target or actual performance through the date of termination.

Certain Adjustments in Payments to Named Executive Officers

If any payment or benefit as described above due under the employment agreements or otherwise would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the following applies for Messrs. Casey, Alexos, Newell and Ebling:

(1)

the amounts otherwise payable and benefits otherwise due will either (i) be delivered in full, or (ii) be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company by reason of Section 280G of the Internal Revenue Code, whichever of the foregoing amounts, taking into account the applicable federal, state or local income and employment taxes and the excise tax imposed under Section 4999 of the Internal Revenue Code, results in the receipt by the executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding in the case of (i) above that some portion of the value of such payments or benefits may be non-deductible under Section 280G of the Code and subject to excise tax imposed under Section 4999 of the Internal Revenue Code.

(2)

In general, in the event that the payments and/or benefits are to be reduced pursuant to (1)(ii) above, such payments and benefits will be reduced such that the reduction of cash compensation to be provided to the executive is minimized.

Estimated Payments Payable to a NEO Upon Termination or a Change in Control

The following tables contain estimated potential payments that may be due to a NEO should termination of employment or a change in control occur. These amounts assume that the date of termination was December 31, 2018 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The common stock price was assumed to remain at $37.21 per share, the closing price on December 31, 2018, the last trading day of fiscal year 2018. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions and may not represent the actual amount an NEO would receive upon termination of employment under the applicable circumstances. Actual amounts to be paid may differ and can only be determined in the event of and at the time of an executive officer’s termination of employment. The payments listed represent the incremental amounts due to the NEO that exceed what the NEO would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and which have been reported in previous sections of this proxy:

•	amounts previously earned under the Company’s non-equity annual incentive plans; and

•	the exercise of outstanding vested options (reported in the “Outstanding Equity Awards at Fiscal Year End” table).

DENTSPLY SIRONA INC. – Proxy Statement     71

EXECUTIVE COMPENSATION TABLES

Donald M. Casey, Jr.

	Termination by Employee with Good Reason ($)	Termination by Company without Cause or Expiration of Term ($)	Termination After Change in Control ($)	Death ($)
Salary	1,850,000	1,850,000	1,850,000	—
Non Equity Incentive Compensation Plan	2,220,000	2,220,000	2,220,000	—
Stock Options	—	—	—	—
Stock Awards & Dividends	1,837,388	1,837,388	5,113,659	5,113,659
401(k)	36,400	36,400	36,400	—
Supplemental Executive Retirement Plan	88,840	88,840	88,840	—
Medical, Dental and Vision Insurances	32,979	32,979	32,979	—
Long Term Disability Insurance	806	806	806	—
Basic Life and Accidental Death and Dismemberment Insurance	2,328	2,328	2,328	1,000,000
Total	6,068,741	6,068,741	9,345,012	6,113,659

Mark Thierer

The termination of Mr. Thierer was effective as of February 11, 2018. The following is a summary of termination benefits for Mr. Thierer.

Resignation without Cause ($)
Salary	369,231
Non Equity Incentive Compensation Plan	—
Stock Options	—
Stock Awards & Dividends	2,420,201
Total	2,789,432

72    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Nicholas W. Alexos

	Termination by Employee with Good Reason ($)(1)	Termination by Company without Cause or Expiration of Term ($)	Termination After Change in Control ($)	Death ($)
Salary	1,300,000	1,300,000	1,300,000	650,000
Non Equity Incentive Compensation Plan	975,000	975,000	975,000	—
Stock Options	—	—	—	—
Stock Awards & Dividends	855,546	855,546	1,514,117	1,514,117
401(k)	36,400	36,400	36,400	—
Supplemental Executive Retirement Plan	47,122	47,122	47,122	—
Medical, Dental and Vision Insurances	46,728	46,728	46,728	—
Long Term Disability Insurance	806	806	806	—
Basic Life and Accidental Death and Dismemberment Insurance	2,270	2,270	2,270	1,000,000
Total	3,263,872	3,263,872	3,922,443	3,164,117

(1)	These benefits did not become effective until March 2019.

Keith J. Ebling

	Termination by Employee with Good Reason ($)(1)	Termination by Company without Cause or Expiration of Term ($)	Termination After Change in Control ($)	Death ($)
Salary	1,360,000	1,360,000	1,360,000	680,000
Non Equity Incentive Compensation Plan	1,020,000	1,020,000	1,020,000	—
Stock Options	—	—	—	—
Stock Awards & Dividends	827,918	827,918	1,389,605	1,389,605
401(k)	36,400	36,400	36,400	—
Supplemental Executive Retirement Plan	49,741	49,741	49,741	—
Medical, Dental and Vision Insurances	50,168	50,168	50,168	—
Long Term Disability Insurance	806	806	806	—
Basic Life and Accidental Death and Dismemberment Insurance	2,328	2,328	2,328	1,000,000
Total	3,347,361	3,347,361	3,909,048	3,069,605

(1)	These benefits did not become effective until March 2019.

DENTSPLY SIRONA INC. – Proxy Statement     73

EXECUTIVE COMPENSATION TABLES

Markus Boehringer

	Termination by Employee with Good Reason ($)	Termination by Company without Cause or Expiration of Term ($)	Termination After Change in Control ($)	Death ($)
Salary	—	464,555	464,555	464,555
Non Equity Incentive Compensation Plan	—	301,961	301,961	—
Stock Options	—	—	—	—
Stock Awards & Dividends	—	210,479	632,344	632,344
Pension Plan	—	105,666	105,666	—
Medical, Dental and Vision Insurances	—	4,385	4,385	—
Long Term Disability Insurance	—	140	140	—
Basic Life and Accidental Death and Dismemberment Insurance	—	332	332	452,460
Total	—	1,087,518	1,509,383	1,549,359

All amounts for Mr. Boehringer have been converted from Euros to U.S. dollars using the average conversion rate of Euros to U.S. dollars for the relevant year.

William E. Newell

	Termination by Employee with Good Reason ($)	Termination by Company without Cause or Expiration of Term ($)	Termination After Change in Control ($)	Death ($)
Salary	950,000	950,000	950,000	475,000
Non Equity Incentive Compensation Plan	665,000	665,000	665,000	—
Stock Options	267	267	400	400
Stock Awards & Dividends	455,226	455,226	704,595	704,595
401(k)	36,400	36,400	36,400	—
Supplemental Executive Retirement Plan	542,210	542,210	542,210	—
Medical, Dental and Vision Insurances	50,168	50,168	50,168	—
Long Term Disability Insurance	806	806	806	—
Basic Life and Accidental Death and Dismemberment Insurance	1,660	1,660	1,660	1,000,000
Total	2,701,737	2,701,737	2,951,239	2,179,995

74    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Dominique Legros

The termination of Mr. Legros was effective as of March 7, 2019. The following is a summary of termination benefits for Mr. Legros.

Resignation without Cause ($)
Salary	1,025,236
Non Equity Incentive Compensation Plan	717,665
Stock Options	—
Stock Awards & Dividends	576,244
Outplacement Allowance	33,935
Total	2,353,080

All amounts for Mr. Legros have been converted from Euros to U.S. dollars using the average conversion rate of Euros to U.S. dollars for the relevant year.

CEO Pay Ratio Disclosure

As permitted under the SEC rules, in 2017, we used annual gross wages as our consistently applied compensation measure to determine our median employee who was located in the United States. We selected a determination date of December 31, 2017 to determine our employee workforce. We annualized pay for those who commenced work during 2017. We used a valid statistical sampling methodology to identify the median gross wages. Then, we identified employees who we expected were paid within a 2% range of that median value. We selected a median employee from that group in 2017. With no substantive change to the employee population or employee compensation arrangements, we used the same median employee for purposes of determining the CEO Pay Ratio and their total compensation was $53,945 in 2018.

Mr. Casey’s total compensation for the fiscal year ended December 31, 2018 as shown on the Summary Compensation Table on page 55 was $11,338,542, which included an actual base salary of $818,562 for his time in role in 2018. Mr. Casey’s annualized total compensation was $11,444,980, which included an annualized base salary of $925,000, annual equity with the grant date fair value of $4,315,341, one-time new hire cash and equity awards of $5,833,379 (a one-time make whole cash payment of $500,000, a one-time starting equity grant of $608,312 stock options and $525,051 PRSUs at target, a one-time make whole payment of $4,200,016 of RSUs) and $219,104 for relocation. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 212 to 1.

As noted above, Mr. Casey’s total compensation in fiscal year 2018 included several one-time compensation awards and benefits totaling $6,052,483 (one-time new hire awards and relocation expenses). The Company does not expect these compensation amounts to be provided in future years. Excluding the one-time compensation awards and benefits, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees would have been 100 to 1.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

DENTSPLY SIRONA INC. – Proxy Statement     75

PRINCIPAL BENEFICIAL OWNERS OF SHARES

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of March 25, 2019 (unless otherwise indicated) held by (i) the NEOs, (ii) each director and nominee for director, (iii) all directors and executive officers of the Company as a group and (iv) all persons or groups believed by the Company to be the beneficial owners of more than 5% of its outstanding common stock, based on 223,755,027 shares of common stock outstanding as of such date. The business address for each of our directors and executive officers listed below is c/o DENTSPLY SIRONA Inc., 221 W. Philadelphia Street, Suite 60W, York, PA 17401.

Name	Total Shares Beneficially Owned(1)		Percent
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	23,758,761	(2)	10.67%
Generation Investment Management LLP, 20 Air Street, 7th floor, London, United Kingdom W1B 5AN	21,696,803	(3)	9.75%
Artisan Partners Limited Partnership, 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	15,822,977	(4)	7.1%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	14,334,332	(5)	6.4%
Veritas Asset Management LLP, 1st Floor, 90 Long Acre, London, United Kingdom WC2E 9RA	13,472,775	(6)	6.1%
Donald M. Casey Jr.	69,553	(7)	*
Nicholas W. Alexos	127,889	(8)	*
Markus Boehringer	150,108	(9)	*
Keith J. Ebling	26,101	(10)	*
Dominique P. Legros	60,005	(11)	*
William E. Newell	127,617	(12)	*
Mark A. Thierer	0	(13)	*
Dr. Michael C. Alfano	79,574	(14)	*
David K. Beecken	62,399	(15)	*
Eric K. Brandt	100,445	(16)	*
Michael J. Coleman	129,518	(17)	*
Willie A. Deese	69,904	(18)	*
Betsy D. Holden	12,613	(19)	*
Dr. Thomas Jetter	49,309	(20)	*
Arthur D. Kowaloff	59,647	(21)	*
Harry M. Jansen Kraemer Jr.	157,402	(22)	*
Francis J. Lunger	82,265	(23)	*
Leslie F. Varon	12,613	(24)	*
Directors and Executive Officers as a Group (18 persons)	1,376,952		.62%

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or

76    DENTSPLY SIRONA INC. – Proxy Statement

PRINCIPAL BENEFICIAL OWNERS OF SHARES

exercisable within 60 days of March 25, 2019 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)

The ownership of shares for The Vanguard Group, Inc. is based on information contained in (i) the Schedule 13G/A filed by The Vanguard Group, Inc. on February 11, 2019 for the period ended December 31, 2018 and consists of 23,758,761 shares of common stock of the Company beneficially owned by The Vanguard Group, Inc. and/or certain other non-reporting entities.

(3)

The ownership of shares for Generation Investment Management, LLP is based on information contained in (i) the Schedule 13G/A filed by Generation Investment Management, LLP on February 14, 2019 for the period ended December 31, 2018 and consists of 21,696,803 shares of common stock of the Company beneficially owned by Generation Investment Management, LLP and/or certain other non-reporting entities.

(4)

The ownership of shares for Artisan Partners Limited Partnership is based on information contained in (i) the Schedule 13G/A filed by Artisan Partners Limited Partnership on February 7, 2019 for the period ended December 31, 2018 and consists of 15,822,977 shares of common stock of the Company beneficially owned by Artisan Partners Limited Partnership and/or certain other non-reporting entities.

(5)

The ownership of shares for BlackRock, Inc. is based on information contained in (i) the Schedule 13G/A filed by Veritas Asset Management LLP on February 4, 2019 for the period ended December 31, 2018 and consists of 14,334,332 shares of common stock of the Company beneficially owned by Veritas Asset Management LLP and/or certain other non-reporting entities.

(6)

The ownership of shares for Veritas Asset Management LLP is based on information contained in (i) the Schedule 13G/A filed by Veritas Asset Management LLP on February 6, 2019 for the period ended December 31, 2018 and consists of 13,472,775 shares of common stock of the Company beneficially owned by Veritas Asset Management LLP and/or certain other non-reporting entities.

(7)

This number includes 16,278 shares held direct by Mr. Casey; 22,500 shares held by a family trust; 27,166 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019, and 3,609 shares that could be acquired pursuant to the SERP upon Mr. Casey’s retirement or termination from the Company.

(8)

This number includes 1,966 shares held direct by Mr. Alexos; 50,000 shares held by a family trust; 50,000 shares held by a revocable trust; 24,233 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019, and 1,690 shares that could be acquired pursuant to the SERP upon Mr. Alexos’ retirement or termination from the Company.

(9)	This number includes 23,242 shares held direct by Mr. Boehringer; and 126,866 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019.

(10)

This number includes 1,550 shares held direct by Mr. Ebling; 203 shares held by a family trust; 22,566 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019, and 1,782 shares that could be acquired pursuant to the SERP upon Mr. Ebling’s retirement or termination from the Company.

(11)	This number includes 12,605 shares held direct by Mr. Legros; and 47,400 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019.

(12)

This number includes 9,214 shares held direct by Mr. Newell; 2,549 shares allocated to the Company ESOP account of Mr. Newell; 104,567 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019; and 11,287 shares that could be acquired pursuant to the SERP upon Mr. Newell’s retirement or termination from the Company.

(13)	Mr. Thierer’s ownership balance is zero (0).

(14)

This number includes 8,945 shares held direct by Dr. Alfano; 68,725 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019; and 1,894 shares of restricted stock units that will vest within 60 days of March 25, 2019.

DENTSPLY SIRONA INC. – Proxy Statement     77

PRINCIPAL BENEFICIAL OWNERS OF SHARES

(15)

This number includes 38,584 shares held direct by Mr. Beecken; 21,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019; and 1,894 shares of restricted stock units that will vest within 60 days of March 25, 2019.

(16)

This number includes 7,741 shares held direct by Mr. Brandt; 5,400 shares held by the Brandt Family Trust; 76,760 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019; 2,609 shares of restricted stock units that will vest within 60 days of March 25, 2019; and 6,477 shares of restricted stock units and 1,458 shares that could be acquired pursuant to the Deferred Plan when Mr. Brandt ceases to be a Board member.

(17)

This number includes 9,716 shares held direct by Mr. Coleman; 12,600 shares held by Mr. Coleman’s spouse; 73,560 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019; and 12,485 shares of restricted stock units that will vest, and 19,263 shares that could be acquired pursuant to the Deferred Plan when Mr. Coleman ceases to be a Board member.

(18)

This number includes 10,010 shares held direct by Mr. Deese; 58,000 shares that could be acquired by Mr. Deese pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019; and 1,894 shares of restricted stock units that will vest within 60 days of March 25, 2019.

(19)

This number includes 10,300 shares that could be acquired by Ms. Holden pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019; and 2,313 restricted stock units that will vest when Ms. Holden ceases to be a Board member.

(20)

This number includes 25,815 shares held direct by Mr. Jetter; 21,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019, and 1,894 restricted stock units that will vest within 60 days of March 25, 2019.

(21)

This number includes 36,153 shares held direct by Mr. Kowaloff; 21,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019, and 1,894 restricted stock units that will vest within 60 days of March 25, 2019.

(22)

This number includes 78,247 shares held direct by Mr. Kraemer; 76,026 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019; and 3,129 restricted stock units that will vest when Mr. Kraemer ceases to be a Board member.

(23)

This number includes 11,578 shares held direct by Mr. Lunger; 55,500 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019 and 1,459 shares of restricted stock units that will vest within 60 days of March 25, 2019; and 3,129 shares of restricted stock units and 10,599 shares that could be acquired pursuant to the Deferred Plan when Mr. Lunger ceases to be a Board member.

(24)

This number includes 10,300 shares that could be acquired by Ms. Varon pursuant to the exercise of stock options exercisable within 60 days of March 25, 2019; and 2,313 shares of restricted stock units that will vest when Ms. Holden ceases to be a Board member.

78    DENTSPLY SIRONA INC. – Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors, certain officers and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the SEC. Based upon reports furnished to the Company or filed with the SEC and written representations and information provided to the Company, the Company believes that during fiscal year 2018, all such persons complied with all applicable filing requirements. However, a late report was filed for Dr. Alfano with respect to one transaction during our 2017 fiscal year involving 2,632 shares of Common Stock.

DENTSPLY SIRONA INC. – Proxy Statement     79

REPORT OF THE AUDIT AND FINANCE COMMITTEE

In 2018, the Audit and Finance Committee was comprised of three directors, all of whom were independent as defined by the listing standards of The Nasdaq Global Select Market. In addition, all 2018 Audit and Finance Committee members were designated by the Board as “Audit Committee Financial Experts” under applicable rules and regulations of the SEC. The Audit and Finance Committee has and continues to operate under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit and Finance Committee and the Board and amended as determined appropriate.

The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit and Finance Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit and Finance Committee’s responsibility is to oversee these processes.

In this context, the Audit and Finance Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”). Management represented to the Audit and Finance Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”), and the Audit and Finance Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit and Finance Committee discussed with PwC the matters required to be discussed under the rules adopted by the PCAOB.

In addition, the Audit and Finance Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.

The Audit and Finance Committee discussed with PwC the overall scope and plans for their audits. The Audit and Finance Committee meets with PwC, with and without management present, to discuss the results of PwC’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit and Finance Committee’s discussions with management and PwC and the Audit and Finance Committee’s review of the representations of management and the report of PwC to the Audit and Finance Committee, the Audit and Finance Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2018 filed with the SEC.

Respectfully submitted,

THE AUDIT AND FINANCE COMMITTEE

Francis J. Lunger, Chair

David K. Beecken

Leslie Varon

80    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit and Finance Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2019.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the financial statements of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary and description of the fees billed to the Company by PwC for professional services rendered during 2018 and 2017 (in thousands):

	2018 ($)	2017 ($)
Audit fees (1)	7,553	6,389
Audit-related fees (2)	995	1,681
Tax fees (3)	6,136	4,894
All other fees (4)	1	7
Total	14,685	12,971

(1)

Audit fees were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual consolidated financial statements included in its Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements, including professional services related to the audit of the Company’s internal control over financial reporting.

(2)

Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. Such services include consultations on financial accounting and reporting standards and acquisition-related due diligence services.

(3)	Tax fees were for tax compliance related to tax audits and professional services rendered for international tax consulting in each of the indicated fiscal years.

(4)	All other fees were for access to certain research services of PwC.

The Audit and Finance Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit and Finance Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit and Finance Committee, or can be pre-approved by the Chairman of the Audit and Finance Committee subject to ratification by the Audit and Finance Committee at its next meeting. Management makes a presentation to the Audit and Finance Committee (or the Chairman of the Audit and Finance Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit and Finance Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit and Finance Committee in accordance with its procedures.

DENTSPLY SIRONA INC. – Proxy Statement     81

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the votes cast at the meeting on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of voting on the proposal.

Neither our by-laws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent auditor. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Recommendation of the Board

The Board unanimously recommends a vote FOR

the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2019.

82    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 3:

NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as disclosed in this proxy statement. This proposal is also referred to as the “Say-on-Pay” vote, which we currently hold annually and expect to present to the stockholders again at our 2020 annual meeting.

The Human Resources Committee has overall responsibility for evaluating and determining the Company’s executive compensation. In 2018, all of the members of the Board approved the compensation of Mr. Casey, the Chief Executive Officer of the Company. The Human Resources Committee was during 2018, and is currently, comprised solely of independent directors. The Compensation Discussion and Analysis (“CD&A”) in this proxy statement provides an extensive description of the process and substance of the activity of the Human Resources Committee in determining executive compensation generally and for 2018.

The Company’s compensation philosophy is designed to align executive compensation with our short-term and long-term performance, and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for our executives is directly related to our stock price performance and to other performance factors that measure our progress against our strategic and operating plans.

Below is a summary of some key points of our executive compensation program.

We emphasize pay for performance and tie a significant amount of our NEO’s pay to performance. Consistent with our performance based compensation philosophy, we reserve the largest portion of potential compensation for performance and equity based programs. Our performance based annual incentive program rewards short-term performance, while our equity incentive awards, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of our executives with those of our stockholders. Performance goals under our annual incentive program and, as applicable, under our equity incentive awards, focus on objectives that the Human Resources Committee believes can drive the Company’s performance. If our Company does not perform, executives’ compensation correspondingly is lower.

We believe that our compensation programs are aligned with the long-term interests of our stockholders. We believe that equity incentive awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our stockholders, by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Stock options, RSUs and PRSUs more closely align the long-term interests of our executives with those of our stockholders. This is because the recipient will realize a higher level of compensation if our stock price increases over the life of the option and RSU.

Stockholders are urged to read the CD&A, which discusses in detail our compensation policies, procedures and practices, and the accompanying Executive Compensation Tables. The Human Resources Committee and the Board believe that these policies, procedures and practices are effective in implementing our compensation philosophy and in achieving the Company’s goals.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

DENTSPLY SIRONA INC. – Proxy Statement     83

PROXY ITEM NO. 3: NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

Although the advisory vote is non-binding and will not require the Company to take any action, the Human Resources Committee and the Board will consider our stockholders’ vote and take any concerns into account in future determinations concerning our executive compensation program.

Recommendation of the Board

The Board unanimously recommends a vote FOR

the approval of the above resolution and the Company’s executive compensation.

84    DENTSPLY SIRONA INC. – Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2018 relating to our equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	6.4	$46.80	31.6
Equity Compensation Plans not approved by security holders	—	—	—
Total

DENTSPLY SIRONA INC. – Proxy Statement     85

OTHER MATTERS

Nominating Candidates for Election to the Board or Proposing Other Business to be brought before the Annual Meeting

The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. Advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business.

The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, the class and number of shares of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the class and number of shares of the Company owned beneficially by such person.

Additionally, a stockholder, or a group of no more than 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years, will be permitted to nominate and include in the Company’s proxy materials for its Annual Meeting of Stockholders director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on the Board, provided that such request for nomination and inclusion be submitted to the Secretary of the Company not less than 120 days and not more than 150 days prior to the anniversary date of the immediately preceding Annual Meeting, and provided further that the stockholder(s) and their nominee(s) satisfy the eligibility, procedural and disclosure requirements set forth in ARTICLE I, Section 12a of the Company’s Fifth Amended and Restated By-Laws.

Householding of Proxy Materials

We have adopted a procedure called “householding.” This is a procedure that reduces the Company’s printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, for those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, the Notice of Annual Meeting, Proxy Statement and the 2018 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and the 2018 Annual Report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders who participate in householding and have requested to receive proxy materials in printed form by mail will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of

86    DENTSPLY SIRONA INC. – Proxy Statement

OTHER MATTERS

Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and 2018 Annual Report and any accompanying documents, or if you hold Dentsply Sirona stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge. You may contact Broadridge either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

If you are a beneficial owner, you can request information about householding from your broker, bank, trustee or other holder of record.

We strongly encourage your participation in the householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

Incorporation by Reference

To the extent this proxy statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement titled “Human Resources Committee Report” and “Report of the Audit and Finance Committee” are not so incorporated unless specifically otherwise provided in any such filing.

Solicitation of Proxies

Dentsply Sirona will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. Dentsply Sirona has retained the services of Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies for an estimated fee of $15,000, plus additional variable fees, which have accrued over the course of the solicitation and reimbursement of out-of-pocket expenses. Dentsply Sirona will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. Dentsply Sirona will also reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

By Order of the Board of Directors

Keith J. Ebling

Executive Vice President, General Counsel and Secretary

April 12, 2019

DENTSPLY SIRONA INC. – Proxy Statement     87

APPENDIX A

Reconciliation of Non-GAAP Information to GAAP Information

Net Sales / Net Sales, Excluding Precious Metal Content

Management believes that the presentation of net sales, excluding precious metal content, provides useful information to investors because a portion of Dentsply Sirona’s net sales is comprised of sales of precious metals generated through sales of the Company’s precious metal dental alloy products, which are used by third parties to construct crown and bridge materials. Due to the fluctuations of precious metal prices and because the cost of the precious metal content of the Company’s sales is largely passed through to customers and has minimal effect on earnings, Dentsply Sirona reports net sales both with and without precious metal content to show the Company’s performance independent of precious metal price volatility and to enhance comparability of performance between periods. The Company uses its cost of precious metal purchased as a proxy for the precious metal content of sales, as the precious metal content of sales is not separately tracked and invoiced to customers. The Company believes that it is reasonable to use the cost of precious metal content purchased in this manner since precious metal dental alloy sale prices are typically adjusted when the prices of underlying precious metals change.

The presentation of net sales, excluding precious metal content, is considered a measure not calculated in accordance with US GAAP, and is therefore considered a non-US GAAP measure. The Company provides the following reconciliation of net sales to net sales, excluding precious metal content. The Company’s definitions and calculations of net sales, excluding precious metal content, and other operating measures derived using net sales, excluding precious metal content, may not necessarily be the same as those used by other companies.

	Year Ended December 31,

(in millions, except percentage amounts)	2018	2017	$ Change	% Change
Net sales	$3,986.3	$3,993.4	$(7.1)	(0.2%)
Less: Precious metal content of sales	37.2	40.5	(3.3)	(8.1%)
Net sales, excluding precious metal content	$3,949.1	$3,952.9	$(3.8)	(0.1%)

	Year Ended December 31,

(in millions, except percentage amounts)	2017	2016	$ Change	% Change
Net sales	$3,993.4	$3,745.3	$248.1	6.6%
Less: Precious metal content of sales	40.5	64.3	(23.8)	(37.0%)
Net sales, excluding precious metal content	$3,952.9	$3,681.0	$271.9	7.4%

Net (Loss) Income attributable to Dentsply Sirona

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to Dentsply Sirona to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

A-1    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics. The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the following:

(1)

Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines. In addition, this category includes the roll off to the consolidated statements of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2)

Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3)

Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4)

Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5)

Gain on sale of marketable securities. This adjustment represents the gain on the sale of marketable securities held by the Company. The gain has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding this gain.

(6)

Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net (loss) income attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY SIRONA INC. – Proxy Statement     A-2

APPENDIX A

EPS Reconciliation — PRSU Measurement

A reconciliation of Net (Loss) Income and EPS to Adjusted Net Income and Adjusted EPS is provided below:

	Year Ended December 31, 2018

(in millions, except per share amounts)	Net (Loss) Income	Per Diluted Common Share
Net loss attributable to Dentsply Sirona	$(1,011.0)	$(4.51)

Pre-tax non-US GAAP adjustments:
Restructuring program related costs and other costs	1,353.1
Amortization of purchased intangible assets	197.9
Business combination related costs and fair value adjustments	22.8
Credit risk and fair value adjustments	14.5
Gain on sale of marketable securities	(44.1)
Tax impact of the pre-tax non-US GAAP adjustments (a)	(130.2)

Subtotal non-US GAAP adjustments	1,414.0	6.26
Adjustment for calculating non-US GAAP net income per diluted common share (b)		0.23
Income tax related adjustments	51.5	0.03

Adjusted non-US GAAP net income	$454.5	$2.01

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-US GAAP adjustments were generated.

(b) The Company had a net loss for the year ended December 31, 2018, but had net income on a non-US GAAP basis. The shares used in calculating diluted non-US GAAP net income per share includes the dilutive effect of common stock.

Shares used in calculating diluted GAAP net loss per share	224.3
Shares used in calculating diluted non-US GAAP net income per share	226.0

A-3    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

	Year Ended December 31, 2017

(in millions, except per share amounts)	Net (Loss) Income	Earnings Per Diluted Common Share
Net loss attributable to Dentsply Sirona	$(1,550.0)	$(6.76)

Pre-tax non-US GAAP adjustments:
Restructuring program related costs and other costs	2,119.3
Amortization of purchased intangible assets	189.1
Business combination related costs and fair value adjustments	38.5
Credit risk and fair value adjustments	4.9
Tax impact of the pre-tax non-US GAAP adjustments (a)	(199.8)

Subtotal non-US GAAP adjustments	2,152.0	9.26
Adjustment for calculating non-US GAAP net income per diluted common share (b)		0.09
Income tax related adjustments	16.2	0.07

Adjusted non-US GAAP net income	$618.2	$2.66

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-US GAAP adjustments were generated.

(b) The Company had a net loss for the year ended December 31, 2017, but had net income on a non-US GAAP basis. The shares used in calculating diluted non-US GAAP net income per share includes the dilutive effect of common stock.

Shares used in calculating diluted GAAP net loss per share	229.4
Shares used in calculating diluted non-US GAAP net income per share	232.7

	Year Ended December 31, 2016

(in millions, except per share amounts)	Net Income	Earnings Per Diluted Common Share
Net income attributable to Dentsply Sirona	$429.9	$1.94

Pre-tax non-US GAAP adjustments:
Business combination related costs and fair value adjustments	162.2
Amortization of purchased intangible assets	155.3
Restructuring program related costs and other costs	17.0
Credit risk and fair value adjustments	5.8
Tax impact of the pre-tax non-US GAAP adjustments (a)	(79.6)

Subtotal non-US GAAP adjustments	260.7	1.17
Income tax related adjustments	(73.5)	(0.33)

Adjusted non-US GAAP net income	$617.1	$2.78

(a)	The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-US GAAP adjustments were generated.

DENTSPLY SIRONA INC. – Proxy Statement     A-4

APPENDIX A

Internal Sales Growth Reconciliation – AIP Measurement

Internal Sales Growth

The principal measurements used by the Company in evaluating its business are: (1) constant currency sales growth by segment and geographic region; (2) internal sales growth by segment and geographic region; and (3) adjusted operating income and margins of each reportable segment, which excludes the impacts of purchase accounting, corporate expenses, and certain other items to enhance the comparability of results period to period. These principal measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-US GAAP measures. These non-US GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

The Company defines “constant currency” sales growth as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency foreign exchange rate for each month of the prior period, for the currencies in which the Company does business. The Company defines “internal” sales growth as constant currency sales growth excluding the impacts of net acquisitions and divestitures, Merger accounting impacts and discontinued products.

	Year Ended December 31,

(in millions, except percentages)	2018	2017	Variance%
Net sales	$3,986.3	$3,993.4	(0.2%)
Less: precious metal content of sales	37.2	40.5	(8.1%)

Net sales, excluding precious metal content	3,949.1	3,952.9	(0.1%)
Acquisition/merger related adjustments (a)	6.4	4.0	NM

Non-GAAP combined business, net sales, excluding precious metal content	$3,955.5	$3,956.9	(0.1%)

Foreign exchange impact			1.2%
Constant currency growth			1.3%
Net acquisitions			0.5%
Internal sales growth			(1.8%)

(a)

For 2018, amounts represent an adjustment to reflect deferred revenue and for 2017, amounts represent an adjustment to reflect deferred subscription and warranty revenue which was eliminated under business combination accounting standards to make the non-US GAAP results comparable for both years.

NM - Not meaningful

A-5    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

Internal Sales Growth Reconciliation – AIP Measurement

	Year Ended December 31,

(in millions, except percentages)	2017	2016	Variance%
Net sales	$3,993.4	$3,745.3	6.6%
Less: precious metal content of sales	40.5	64.3	(37.0%)

Net sales, excluding precious metal content	3,952.9	3,681.0	7.4%
Sirona net sales (a)	—	160.7	NM
Merger related adjustments (b)	4.0	13.5	NM
Elimination of intercompany net sales	—	(0.5)	NM

Non-GAAP combined business, net sales, excluding precious metal content	$3,956.9	$3,854.7	2.6%

Foreign exchange impact			1.0%
Constant currency growth			1.6%
Net acquisitions			1.8%
Internal sales growth			(0.20%)

(a)	Represents Sirona sales for January and February 2016.

(b)

Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-GAAP combined business results comparable.

NM	- Not meaningful

Adjusted Pre-Tax (Loss) Income Reconciliation – AIP Measurement

A reconciliation of Pre-Tax (Loss) Income to Adjusted Pre-Tax Income is provided below for the year ended December 31, 2018:

Year Ended December 31, 2018

(in millions, except per share amounts)	Pre-Tax (Loss) Income
Pre-tax loss attributable to Dentsply Sirona	$(958.4)

Pre-tax non-US GAAP adjustments:
Restructuring program related costs and other costs	1,353.1
Amortization of purchased intangible assets	197.9
Business combination related costs and fair value adjustments	22.8
Credit risk and fair value adjustments	14.5
Gain on sale of marketable securities	(44.1)

Subtotal non-US GAAP adjustments	1,544.2

Adjusted non-US GAAP pre-tax income	$585.8

DENTSPLY SIRONA INC. – Proxy Statement     A-6

DENTSPLY SIRONA INC.

221 WEST PHILADELPHIA STREET

SUITE 60W

YORK, PA 17401-2991

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/21/2019 for shares held directly and by 11:59 P.M. ET on 05/17/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/21/2019 for shares held directly and by 11:59 P.M. ET on 05/17/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Against	Abstain

1a.	Michael C. Alfano	☐	☐	☐
							For	Against	Abstain

1b.	Eric K. Brandt	☐	☐	☐	1i.	Francis J. Lunger	☐	☐	☐

1c.	Donald M. Casey, Jr.	☐	☐	☐	1j.	Leslie F. Varon	☐	☐	☐

1d.	Willie A. Deese	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

1e.	Betsy D. Holden	☐	☐	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2019.	☐	☐	☐
1f.	Arthur D. Kowaloff	☐	☐	☐
1g.	Harry M. Kraemer, Jr.	☐	☐	☐	3.	Approval, by non-binding vote, of the Company’s executive compensation.	☐	☐	☐
1h.	Gregory T. Lucier	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally: All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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DENTSPLY SIRONA INC.

Annual Meeting of Stockholders

May 22, 2019 8:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder of DENTSPLY SIRONA Inc. (the “Company”) hereby appoints Keith Ebling and Donald M. Casey Jr., or either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at 13320 Ballantyne Corporate Place, Charlotte, NC 28277 on Wednesday, May 22, 2019, commencing at 8:00 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY SIRONA Inc. 401(k) Savings and Employee Stock Ownership Plan. I hereby instruct you to (a) vote the shares of Common Stock, par value $.01 per share (“Common Stock”) of Company allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company’s Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on Tuesday, May 21, 2019 for all registered shares to be voted, and by 5:00 p.m. Eastern Time on Friday, May 17, 2019, for the Trustee to vote the Plan shares. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side